UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
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☐	Soliciting Material Pursuant to §240.14a-12
TELADOC HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2026 annual meeting of stockholders of Teladoc Health

When	Virtual meeting	Record date: March 26, 2026	Date of distribution

Thursday, May 21, 2026 2:00 p.m. EDT	www.virtualshareholdermeeting.com/TDOC2026	Only stockholders of record at the close of business on March 26, 2026, may vote at the meeting or any adjournment(s) or postponement(s) of the meeting	On or about April 7, 2026

Attending the virtual meeting
•To enter the meeting, you must have your 16-digit control number that is shown on your 1) Notice of Internet Availability of Proxy Materials; or 2) proxy card if you elected to receive proxy materials by mail.
•You will not be able to attend the Annual Meeting in person.
•Details regarding accessing the Annual Meeting over the Internet and the business to be conducted are described in the Notice.

Items of business

Proposals		Board vote recommendation		For further details
1	To elect nine nominees to serve as directors	“FOR”	each director nominee	Page 8
2	To conduct an advisory vote to approve our executive compensation (Say-on-Pay)	“FOR”		Page 27
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026	“FOR”		Page 67
4	To transact other business as may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting

By Order of the Board of Directors, Adam C. Vandervoort Chief Legal Officer and Secretary New York, New York April 7, 2026
How to vote
Even if you plan to virtually attend the meeting, we encourage you to vote as soon as possible using one of the following methods. Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form with your 16-digit control number available and follow the instructions.

Internet	Telephone	Mail	During the meeting
visit www.proxyvote.com, 24/7	call toll-free 1-800-690-6903	complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope	attend the virtual Annual Meeting and cast your ballot online

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on
May 21, 2026
The Teladoc Health proxy statement and annual report are available at www.proxyvote.com.

	Proxy summary	1

	Corporate governance and board matters	8

Proposal 1	FOR

	Election of directors	8

	Director Nominees	8
	Corporate Governance Guidelines and Code of Business Conduct and Ethics	14
	Board Leadership Structure	14
	Committees of the Board	15
	Audit Committee	16
	Compensation Committee	17
	Nominating and Corporate Governance Committee	18
	Quality of Care and Patient Safety Committee	19
	Executive Committee	19
	Board Role in Risk Oversight	19
	Identifying and Evaluating Director Nominees	22
	Director Candidates Recommended by Stockholders	22
	Communications with Directors	23
	Related-Party Transactions	23
	Director compensation	24
	Non-Employee Director Compensation Program	24
	Deferred Compensation Plan for Non-Employee Directors	25
	2025 Director Compensation Table	26

	Executive compensation	27

Proposal 2	FOR

	Advisory vote on executive compensation	27

	Executive Officers	28
	Compensation Discussion and Analysis	30
	Named Executive Officers and Overview	31
	2025 Performance and Company Highlights	32
	Compensation Philosophy and Objectives	33
	Total 2025 Target Compensation Mix	34
	Stockholder Outreach and “Say-on-Pay” Advisory Vote	35
	Determination of Compensation	36
	Elements of Compensation	37
	Employment Agreements	44
	Tax Implications	45
	Accounting Considerations	45

Proxy summary
This summary contains highlights about Teladoc Health, Inc. (“Teladoc Health,” the “Company” or “we”) and its upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire proxy statement carefully before voting.
2026 Annual meeting

When	Virtual meeting	Record date
Thursday, May 21, 2026 2:00 p.m. EDT	www.virtualshareholdermeeting.com/TDOC2026	March 26, 2026

Voting matters		Board recommendations	For more information, see page

1	Election of nine director nominees	FOR each nominee	8

2	Advisory vote to approve executive compensation (Say-on-Pay)	FOR	27

3	Ratification of the selection of Ernst & Young LLP as independent auditors for 2026	FOR	67

2026 Proxy Statement	Teladoc Health	1

Proxy summary

2025 Performance and company highlights
Executing our 2025 priorities:

$2.5B	$281M(1)	$781M	$458M

Total revenue	Total adjusted EBITDA; margin of 11.1%	Cash and cash equivalents	International revenue, up 12%

101.8M	1.2M	1.3+M	17.1M

U.S. integrated care members, up 9%	Chronic care program enrollment	BetterHelp unique users in 2025	Total visits

(1)For a full reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2	Teladoc Health	2026 Proxy Statement

Proxy summary

Corporate governance highlights

Corporate Governance Best Practices

Annual election of directors
3 of our director nominees are women
Independent Board chair
Balance of new and experienced directors
No overboarding
Annual director self-evaluation and committee assessment to ensure Board effectiveness
Multiple members of our Audit Committee qualify as “audit committee financial experts”
All directors attended at least 75% of 2025 meetings
Regular executive sessions of independent directors
Majority voting standard in uncontested elections
Stockholder ability to call special meetings

Proxy access (3/3/20/25)
Enterprise Risk Management program to oversee organizational risk
Code of Business Conduct and Ethics
Annual Say-on-Pay vote
Independent compensation consultant
Pay-for-performance philosophy
Stock ownership guidelines for directors and executives
No hedging or pledging of company stock
Clawback policy
Active stockholder engagement
Commitment to corporate social responsibility

2026 Proxy Statement	Teladoc Health	3

Proxy summary

Board of directors overview
Director nominees

Director nominee and principal occupation	Age	Director since	Independent	Current committee membership
				AC	CC	NCGC	QCPSC	EC
Charles Divita, III Chief Executive Officer, Teladoc Health	56	2024
Sandra L. Fenwick Retired Chief Executive Officer, Boston Children’s Hospital	75	2020
Catherine A. Jacobson Retired Chief Executive Officer, Froedtert ThedaCare Health	62	2020
Kenneth H. Paulus Chairman of the Board since 2025 Retired President and Chief Executive Officer, Prime Therapeutics	66	2017
Susan R. Salka Retired Chief Executive Officer and President, AMN Healthcare	61	2026
David L. Shedlarz Retired Vice Chairman, Executive Vice President and CFO, Pfizer	77	2016
Mark Douglas Smith, M.D., MBA Clinical Professor of Medicine, University of California at San Francisco; and a board-certified internist	74	2018
Michael S. Smith Executive Chairman, Talcott Financial Group	62	2026
David B. Snow, Jr. Chairman and Chief Executive Officer, Cedar Gate Technologies	71	2014
Meetings in 2025		Board - 11		4	6	7	4	0

	Committee chair		Committee member	A	Audit committee financial expert
AC	Audit	NCGC	Nominating & corporate governance	EC	Executive
CC	Compensation	QCPSC	Quality of care & patient safety

4	Teladoc Health	2026 Proxy Statement

Proxy summary

Board attributes
Our director nominees compose a well-balanced Board of Directors (the “Board”).

Independence		Tenure

	89% Independent		6 years Average tenure

Age

67 years Average age

2026 Proxy Statement	Teladoc Health	5

Proxy summary

Board refreshment
Two of our independent director nominees have joined our Board in 2026, representing 25% of our independent director nominees.

2026

Michael S. Smith	Susan R. Salka

Key director skills and experience
This table summarizes the key skills, attributes and experiences of each of our director nominees that are most relevant to their board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that attribute or expertise.

Academics	2/9	22%

Audit and financial reporting	6/9	67%

Corporate governance	8/9	89%

Executive leadership	9/9	100%

Finance and investment industry	2/9	22%

Healthcare and medicine	8/9	89%

Human capital management	9/9	100%

Other public company board experience	6/9	67%

Regulatory, government and compliance	6/9	67%

Risk management	9/9	100%

Strategic planning and operations	9/9	100%

Technology and innovation	4/9	44%

6	Teladoc Health	2026 Proxy Statement

Proxy summary

Executive compensation highlights
Our Compensation Committee has designed our executive compensation program in alignment with our key strategic priorities and commitment to aligning executive pay with corporate performance and stockholder interests. Accordingly, long-term incentives in the form of stock awards make up the significant majority of our named executive officers’ total target compensation such that their pay outcomes are directly linked to our stockholders’ experience. In 2025, equity-based and incentive pay made up 92.9% of our CEO’s target compensation and, on average, 83.7% of our other named executive officers’ target compensation. The high utilization of equity-based and incentive compensation resulted in significantly lower total realized pay as compared to the Total Compensation showed in the "Summary Compensation Table" below in light of 2025 Company performance falling short of our rigorous goals and downward volatility in our stock price. Refer to “Executive Compensation—Pay Versus Performance” and the narrative description thereto on page 62 for further information.
Total 2025 target compensation mix
CEO
Average of other NEOs

2026 Proxy Statement	Teladoc Health	7

Corporate governance and board matters

Proposal 1
Election of directors
Our Certificate of Incorporation and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board. Our Board currently consists of nine members.
Director nominees
Each of the nine directors elected at this Annual Meeting will serve for a one-year term expiring at the 2027 annual meeting and until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election to the Board for a one-year term:
•Charles Divita, III
•Sandra L. Fenwick
•Catherine A. Jacobson
•Kenneth H. Paulus
•Susan R. Salka
•David L. Shedlarz
•Mark Douglas Smith, M.D., MBA
•Michael S. Smith
•David B. Snow, Jr.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee.
The affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting is required to elect the director nominees as directors. This means the number of votes cast “FOR” a director nominee must exceed the votes cast “against” that director nominee.

Your Board of Directors recommends that you vote FOR the election of each of the director nominees.

8	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Charles Divita, III, 56

Chief Executive Officer, Teladoc Health	Director since: June 2024

Career highlights
TELADOC HEALTH, INC.
•Chief Executive Officer and Director (2024 to present)
•Interim Principal Financial Officer (2025 to present)
GUIDEWELL MUTUAL HOLDING CORPORATION, a leading not-for-profit, policyholder-owned health solutions organization
•Executive Vice President, Commercial Markets (2018 to 2024)
•Senior Vice President, Chief Financial Officer (2014 to 2018)
•Various leadership positions (2011 to 2014)
FPIC INSURANCE GROUP, a property and casualty insurance company
•Chief Financial Officer (2006 to 2011)
•Various leadership positions (2000 to 2006)

Other current directorships
•Vim (2025 to present; also served 2021 to 2024)
Prior directorships
•Availity (2018 to 2024)
•Prime Therapeutics (2018 to 2024)
Education
•Bachelor of Science in Accounting and Finance, Florida State University
Credentials
•Certified Public Accountant

Key experience and qualifications
Our Board concluded that Mr. Divita should serve as a director because of his leadership role with Teladoc Health and his extensive executive leadership experience and knowledge of the healthcare industry.

Sandra L. Fenwick, 75

Retired Chief Executive Officer, Boston Children’s Hospital	Independent Director since: November 2020 Committees: Compensation (Chair), Quality of Care and Patient Safety and Executive

Career highlights
BOSTON CHILDREN’S HOSPITAL, the nation’s foremost independent pediatric hospital and the world’s leading center of pediatric medical and health research
•Chief Executive Officer, where she was a driving force to improve the effectiveness and efficacy of the care provided at Boston Children’s, while at the same time reducing the cost of care (2013 to 2021)
•President (2008 to 2013)
•Chief Operating Officer (1999 to 2008)
•Senior Vice President (1999)

Other current directorships and engagements
•Harvard’s Wyss Institute for Biologically Inspired Engineering, Inc.
•Risk Management Foundation of the Harvard Medical Institutions, Inc.
•Patient Discovery, Inc.
•BCH Foundation UK Limited
•Member, Massachusetts Women’s Forum
•Member, Women Corporate Directors Boston
Prior directorships
•Livongo Health, Inc. (2019 to the Teladoc Health/Livongo merger in 2020)
Education
•Ms. Fenwick has received numerous awards and five honorary degrees for her contributions to healthcare
•Master’s in Public Health in Health Services Administration, University of Texas School of Public Health
•Bachelor’s degree, with distinction, Simmons University

Key experience and qualifications Our Board concluded that Ms. Fenwick should serve as a director because of her executive leadership experience and her extensive knowledge of the healthcare industry.

2026 Proxy Statement	Teladoc Health	9

Corporate governance and board matters

Catherine A. Jacobson, 62
Former Chief Executive Officer, Froedtert ThedaCare Health	Independent Director since: February 2020 Committees: Nominating and Corporate Governance (Chair), Quality of Care and Patient Safety and Executive

Career highlights
FROEDTERT THEDACARE HEALTH, a regional health care system based in Milwaukee, Wisconsin
•Chief Executive Officer and Director (2024)
•President, Chief Executive Officer and Director (2012 to 2023)
•President (2011-2012)
•Executive Vice President of Finance and Strategy, Chief Financial Officer and Chief Strategy Officer (2010-2011)
RUSH UNIVERSITY MEDICAL CENTER
•Various executive leadership roles including CFO, treasurer, SVP of finance and strategic planning, marketing and communications (1988 to 2010)
Other current directorships and engagements
•Vice Chair, Vizient
•Bradley University
•Siebert Lutheran Foundation

Prior directorships
•Wisconsin Hospital Association (2012 to 2024)
•Mercy Health (2014 to 2019)
•Chair, Metropolitan Milwaukee Association of Commerce (2021 to 2022)
Recognitions
•Gail L. Warden Leadership Excellence Award of the National Center for Healthcare Leadership (2024)
•Modern Healthcare, Top 25 Women Leaders (2021-2022)
•Modern Healthcare, 100 Most Influential People in Healthcare (2019, 2022 and 2023)
•Junior Achievement of Wisconsin, Distinguished Executives of the Year (2018) and induction into the Wisconsin Business Hall of Fame
Education
•Bachelor of Science in Accounting, Bradley University
•Honorary Degree—Doctor of Healthcare Leadership, University of Wisconsin- Milwaukee

Key experience and qualifications
Our Board has concluded that Ms. Jacobson should serve as a director in view of her executive leadership experience and her extensive background in the healthcare industry.

Kenneth H. Paulus, 66	Board Chairman

Former President and Chief Executive Officer, Prime Therapeutics		Independent Director since: February 2017 Chairman of the Board since: June 2025 Committees: Compensation, Nominating and Corporate Governance, Quality of Care and Patient Safety and Executive (Chair)

Career highlights
PRIME THERAPEUTICS, one of the nation’s largest pharmacy benefit managers
•President, Chief Executive Officer and Director (2019 to 2023)
ALLINA HEALTH, one of the nation’s largest not-for-profit integrated delivery systems
•Various executive leadership roles including, President, Chief Executive Officer and Chief Operating Officer (2005 to 2014)
ATRIUS HEALTH SYSTEM, one of the largest integrated physician organizations in New England and a teaching affiliate of Harvard Medical School
•President and Chief Executive Officer (2005 to 2009)
PARTNERS COMMUNITY HEALTH CARE
•Chief Operating Officer (1994 to 2000)

Other current directorships
•Gravie Health
•Compliance Solutions (Chair)
Prior directorships
•Breg (2017 to 2024)
•AllyAlign Health (2017 to 2021)
•Cogentix Medical (2015 to 2016)
•Team Health (2015 to 2016)
Education
•Master of Healthcare Administration and Management, University of Minnesota
•BA in Biology, Augustana College

Key experience and qualifications Our Board concluded that Mr. Paulus should serve as a director because of his executive leadership experience in the healthcare industry.

10	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Susan R. Salka, 61

Retired Chief Executive Officer and President, AMN Healthcare	Independent Director since: March 2026 Committees: Audit and Compensation

Career highlights
AMN HEALTHCARE, INC., a provider of healthcare workforce solutions and staffing services to healthcare facilities across the nation
•Chief Executive Officer and President (2005 to 2022)
•Chief Operating Officer and President (2000 to 2005)
•Various executive leadership roles including, SVP Business Development and Chief Financial Officer (1990 to 2000)

Other current directorships
•Paraxel International (2024 to Present)
Prior directorships
•McKesson Corporation (2014 to 2024)
•AMN Healthcare, Inc. (2002 to 2022)
•Beckman Coulter (2008 to 2021)
•Playtex Products (2001 to 2007)
Recognitions
•Modern Healthcare, 100 Most Influential People (multiple years)
•Wall Street CEO Council (multiple years)
•Honorary Doctor of Humane Letters, San DIego State University
Education
•MBA in Finance, San Diego State University
•Bachelor of Arts in Accounting and Economics, Chadron State University

Key experience and qualifications
Our Board has concluded that Ms. Salka should serve as a director in view of her industry expertise in the healthcare and investment community as well as her diverse background in finance, operations, and executive leadership.

David L. Shedlarz, 77

Retired Vice Chairman, Executive Vice President and CFO, Pfizer	Independent Director since: September 2016 Committees: Audit (Chair), Compensation and Executive

Career highlights
PFIZER, INC., a pharmaceutical company Former Vice Chair (2005 to 2007)
•Executive Vice President and Chief Financial Officer having worldwide responsibility for Pfizer’s former Medical Technology Group (1999 to 2005)
•Played key role in shaping the strategic direction that contributed to Pfizer’s impressive growth and helped establish it as an industry leader and innovator

Prior directorships
•Pitney Bowes, Inc. (2001 to 2023)
•The Hershey Company (2008 to 2021)
•TIAA (2007 to 2021)
Education
•MBA, Finance and Accounting, New York University, Leonard N. Stern School of Business
•BS in Economics and Mathematics, Michigan State University-Oakland

Key experience and qualifications
Our Board concluded that Mr. Shedlarz should serve as a director because of his deep experience in public company finance, his experience as a director of large public companies and his prior service as the chief financial officer of one of the world’s leading pharmaceutical corporations.

2026 Proxy Statement	Teladoc Health	11

Corporate governance and board matters

Mark Douglas Smith, M.D., MBA, 74

Clinical Professor of Medicine, University of California at San Francisco; and a board-certified internist	Independent Director since: October 2018 Committees: Nominating and Corporate Governance, Quality of Care and Patient Safety (Chair) and Executive

Career highlights
UNIVERSITY OF CALIFORNIA AT SAN FRANCISCO
•Clinical professor of medicine (1994 to present)
SAN FRANCISCO GENERAL HOSPITAL
•Board-certified internist and maintains a clinical practice in HIV care (1994 to present)
GUIDING COMMITTEE OF THE HEALTH CARE PAYMENT LEARNING AND ACTION NETWORK, a public-private partnership launched by the U.S. Department of Health and Human Services to promote the transition to value-based payment to improve care quality while lowering costs
•Co-chair (2015 to 2019)
CALIFORNIA HEALTH CARE FOUNDATION, an independently endowed philanthropy that works to improve healthcare access and quality for Californians
•Founding President and Chief Executive Officer, helped build the foundation into a recognized leader in delivery system innovation, public reporting of care quality and applications of new technology in healthcare (1996 to 2013)

Other current public company boards
•Jazz Pharmaceuticals plc
•Phreesia, Inc.
Other current directorships and engagements
•Commonwealth Fund
•Editorial Board, Health Affairs
•Prealize Health
Education
•M.D., University of North Carolina at Chapel Hill
•MBA with a concentration in health care administration, Wharton School, University of Pennsylvania
•Bachelor’s degree in Afro-American Studies, Harvard College

Key experience and qualifications
Our Board concluded that Dr. Smith should serve as a director in view of his extensive background in the healthcare industry, including as a nationally recognized care delivery and health policy expert.

Michael S. Smith, 62

Executive Chair, Talcott Financial Group	Independent Director since: February 2026 Committees: Audit and Nominating and Corporate Governance

Career highlights
TALCOTT FINANCIAL GROUP, an international life insurance group providing risk management solutions as as trusted partners to the industry
•Executive Chair (2023 to present)
VOYA FINANCIAL (formerly ING US), a leading health, wealth, and investment company
•Vice Chair and Chief Financial Officer (2021 to 2022)
•Chief Financial Officer and Interim Chief Risk Officer (2016 to 2021)
•Various executive leadership roles including, Chief Executive Officer, Insurance Solutions and Chief Risk Officer (2009 to 2016)
LINCOLN FINANCIAL GROUP, a leading annuities, life insurance, group protection, and retirement plan services company
•Various executive leadership roles (1988 to 2009)

Other current directorships and engagements
•Talcott Financial Group
•People’s Light
Education
•BA in Economics, Russian and East European Studies, University of Michigan
Credentials
•Fellow of the Society of Actuaries
•American Academy of Actuaries, Member
•CFA Charter Holder

Key experience and qualifications
Our Board has concluded that Mr. Smith should serve as a director in view of his significant experience in the insurance and financial services industries and accomplishments as a public company executive and governance leader.

12	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

David B. Snow, Jr., 71

Chairman and Chief Executive Officer, Cedar Gate Technologies	Independent Director since: February 2014 Committees: Audit and Compensation

Career highlights
CEDAR GATE TECHNOLOGIES, INC., a provider of analytic and information technology services to providers, payers and self-insured employers entering risk-based/value-based care reimbursement arrangements (acquired by IQVIA in October 2025)
•Chairman of the Board and Chief Executive Officer (2014 to present)
MEDCO HEALTH SOLUTIONS, INC., a leading pharmacy benefit manager
•Chairman and Chief Executive Officer (2003 to 2012)
•Various leadership positions at WellChoice (Empire Blue Cross and Blue Shield) and Oxford Health Plans

Other current directorships
•Premise Health
•Fuqua School of Business Board of Visitors at Duke University (Chairman 2008-2014)
Prior directorships
•Pitney Bowes (2006 to 2019)
•CareCentrix (2014 to 2018)
•Medco Health Solutions, Inc. (2003 to 2012)
Education
•Master’s in Health Care Administration, Duke University
•BS in Economics, Bates College

Key experience and qualifications
Our Board concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial, operations and strategic planning.

2026 Proxy Statement	Teladoc Health	13

Corporate governance and board matters

Corporate governance guidelines and code of business conduct and ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to directors, officers and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of honesty and accountability, drive compliance with legal and regulatory requirements, protect and promote our reputation, as well as the preparation and maintenance of our financial and accounting information. Our Board has also adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities.
Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program and is responsible to provide updates on that program to the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics and the Corporate Governance Guidelines are reviewed annually and periodically amended as the Board enhances our corporate governance practices and programs.
We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
Board leadership structure
Our governance framework provides the Board with the flexibility to select the appropriate leadership structure for our organization. This will be driven by our strategic business needs, as well as the particular makeup of the Board at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles, and our governing documents do not mandate a particular structure. The Nominating and Corporate Governance Committee annually reviews the structure and composition of our Board and its leadership structure to assess the effectiveness specific to our current business plans and long-term strategy.
Our current leadership structure consists of the Chairman of the Board, a separate Chief Executive Officer and a strong, active roster of independent directors. We believe that the cornerstone of strong corporate governance includes having a separate Chairman of the Board from our Chief Executive Officer, which allows our Chief Executive Officer to focus on managing the Company while leveraging our independent Chairman’s experience to drive accountability at the Board level and promote independent leadership of the Board. Therefore, we do not currently anticipate having the two roles filled by a single individual. As part of its evaluation whether to combine the two roles, the Board would consider, among other things, the Chief Executive Officer’s tenure and experience, the experience of our independent directors and the Board as a whole, whether or not it would improve the Board’s ability to focus on key policy and operational issues and help the Company operate in the long-term interests of our stockholders, as well as input from stockholders. Any such change would be announced to stockholders following such a determination.

Charles Divita, III	Kenneth H. Paulus
Chief executive officer and director since June 2024 The Chief Executive Officer is responsible for setting the strategic direction of the Company and for its day-to-day leadership and management.
Independent director since February 2017
Chairman of the board since June 2025
The Chairman of the Board provides guidance to the Chief Executive Officer, directs the agenda for Board meetings and presides over meetings of the full Board.

14	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Another component of our leadership structure is the active role played by our independent directors in overseeing our strategic business objectives, both at the Board and committee levels. To promote open discussion among the independent directors concerning the business of the organization and matters concerning management, our Chairman of the Board presides over regularly scheduled executive sessions where the independent Board members meet without management present. The Chairman may also represent the Board in communications with stockholders or other key stakeholders and, along with the Nominating and Corporate Governance Committee, provide input on the design of the Board itself.
Eight of our director nominees are considered independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”); the only non-independent member is Charles Divita, III, our Chief Executive Officer. All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the Securities and Exchange Commission (the “SEC”) and NYSE. Our Board has determined that each member of the Audit Committee is financially literate and each of Mr. Shedlarz, Ms. Salka and Mr. Smith is an “audit committee financial expert” according to Item 407 of Regulation S-K promulgated by the SEC.
During 2025, each of our directors attended at least 75% of the aggregate of the total number of meetings of the full Board held during the period that he or she served as a director, and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served as a member of that committee.
Directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Each director is expected to attend the Annual Meeting. Eight of our directors at the time of the 2025 annual meeting of stockholders attended the meeting.
Committees of the board
The Board has five standing committees:
•Audit
•Compensation
•Nominating and Corporate Governance
•Quality of Care and Patient Safety
•Executive
The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.” The Quality of Care and Patient Safety Committee and Executive Committee are also governed by charters.

		Current committee membership
Name	Independent	Audit	Compensation	Nominating & corporate governance	Quality of care & patient safety	Executive
Charles Divita, III
Sandra L. Fenwick
Catherine A. Jacobson
Kenneth H. Paulus
Susan R. Salka
David L. Shedlarz
Mark Douglas Smith, M.D., MBA
Michael S. Smith
David B. Snow, Jr.
Number of 2025 Meetings	Board―11	4	6	7	4	0

Committee chair	Committee member	Chairman of the board	Audit committee financial expert

2026 Proxy Statement	Teladoc Health	15

Corporate governance and board matters

Audit committee

FY2025 Meetings: 4
Current members
•David L. Shedlarz, Chair
•Susan R. Salka
•Michael S. Smith
•David B. Snow, Jr.
Qualifications
•All members of the Audit Committee are independent (as defined in the NYSE listing standards and Section 10A-3 of the Exchange Act)
•Mr. Shedlarz, Ms. Salka and Mr. Smith are “audit committee financial experts” (as defined in Item 407(d)(5) of Regulation S-K)
Report
•The Audit Committee Report is on page 69 of this proxy statement

Key responsibilities
The principal functions of the Audit Committee are to:
•select, approve the compensation, and assess the independence of our independent registered public accounting firm
•review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm
•review our annual financial statements and other financial reports which require review and/or approval by the Board
•oversee the integrity of our financial statements and our systems of disclosure and internal controls over financial reporting and our compliance with legal and regulatory requirements
•review the scope of audit plans of our independent registered public accounting firm and the results of its audit
•evaluate the performance of our independent registered public accounting firm
•review our quarterly earnings releases
•review all related-party transactions for potential conflicts of interest and approve all such transactions
•review and evaluate our risk management plans, including cybersecurity and data privacy compliance

16	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Compensation committee

FY2025 Meetings: 6
Current Members
•Sandra L. Fenwick, Chair
•Kenneth H. Paulus
•Susan R. Salka
•David L. Shedlarz
•David B. Snow, Jr.
Qualifications
•All members of the Compensation Committee are independent
Report
•The Compensation Committee Report is on page 46 of this proxy statement

Key responsibilities
The principal functions of the Compensation Committee are to:
•review and approve corporate goals and objectives tied to the compensation of our Chief Executive Officer
•evaluate the performance of our Chief Executive Officer specific to our corporate goals and objectives and determine his or her compensation
•review and approve the compensation of our other executive officers
•review and establish our overall compensation philosophy and policy
•administer and oversee our equity plans
•evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE
•retain and approve the compensation of compensation advisors
•review and approve our policies and procedures for equity-based incentive awards
•review and make recommendations to the Board concerning our director compensation
•together with the Nominating and Corporate Governance Committee, review and discuss with the Board corporate succession plans for our Chief Executive Officer and other key officers
•approve the Compensation Committee Report required by the rules of the SEC to be included in our annual proxy statement
•oversee our human capital management

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. The Committee may delegate its authority under its charter to one or more subcommittees as is appropriate from time to time. The Committee may also delegate to an officer the authority to grant equity awards to certain employees, subject to the terms of our equity plans.
The Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to assess and make recommendations with respect to the amount and types of compensation for our executives and directors. Aon reports directly to the Committee; however, our Chief Executive Officer consults with Aon with respect to its assessments of the compensation of other executive officers.
The Compensation Committee reviewed compensation assessments provided by Aon comparing our compensation to competitive market data. The Committee met with Aon to discuss the compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and believes Aon’s work in 2025 did not raise a conflict of interest. For additional information regarding executive compensation in 2025, please see the section titled “Compensation Discussion and Analysis―Determination of Compensation.”

2026 Proxy Statement	Teladoc Health	17

Corporate governance and board matters

Nominating and corporate governance committee

FY2025 Meetings: 7
Current Members
•Catherine A. Jacobson, Chair
•Kenneth H. Paulus
•Mark Douglas Smith, M.D., MBA
•Michael S. Smith
Qualifications
•All members of the Nominating and Corporate Governance Committee are independent

Key responsibilities
The principal functions of the Nominating and Corporate Governance Committee are to:
•develop and recommend criteria for Board and committee membership
•establish procedures for identifying and evaluating director candidates, including nominees recommended by stockholders
•identify individuals qualified to become directors
•recommend nominees for election as directors and to each of the Board’s committees
•oversee the annual evaluation of the Board and its committees
•together with the Compensation Committee, review and discuss with the Board corporate succession plans for our Chief Executive Officer and other key officers
•oversee the development and administration of our Code of Business Conduct and Ethics and Corporate Governance Guidelines
•oversee director education and training
•oversee our compliance and ethics program
•oversee our overall approach to environmental, social and governance and social responsibility matters

18	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Quality of care and patient safety committee

FY2025 Meetings: 4
Current Members
•Mark Douglas Smith, M.D., MBA, Chair
•Sandra L. Fenwick
•Catherine A. Jacobson
•Kenneth H. Paulus
Qualifications
•All members of the Quality of Care and Patient Safety Committee are independent

Key responsibilities
The principal functions of the Quality of Care and Patient Safety Committee are to assist the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members.
The Quality of Care and Patient Safety Committee maintains communication between the Board and senior officers with management responsibility for medical care and reviews matters concerning:
•the quality of medical care delivered to our members
•efforts to advance the quality of medical care provided
•patient safety

Executive committee

FY2025 Meetings: 0
Current Members
•Kenneth H. Paulus, Chair
•Sandra L. Fenwick
•Catherine A. Jacobson
•David L. Shedlarz
•Mark Douglas Smith, M.D., MBA
Qualifications
•All members of the Executive Committee are independent

*
*

Key responsibilities
The principal function of the Executive Committee is to support the Board in the performance of its duties and responsibilities between regularly scheduled meetings of the Board.
Subject to any limitations imposed by the Board, applicable law and our Bylaws, the Executive Committee may exercise the power of the Board in the management of our business and affairs with respect to matters referred to it by the Board and urgent matters requiring Board action that, in the determination of the Chairman of the Board, should not await the Board’s next regularly scheduled meeting.
The Executive Committee consists of the Chairman of the Board and the chairs of our other standing committees, and meets on an ad hoc basis when circumstances necessitate.

Board role in risk oversight
The Board believes that evaluating our executive team’s management of the risks confronting the Company is one of its most important areas of oversight. The Board further believes that taking an active role in the oversight of the Company’s corporate strategy and the related risks is appropriate, given our Board members’ combined breadth and depth of experience, and is critical to ensuring that the long-term interests of the Company and its stockholders are being served. The Board also encourages management to promote a culture that actively manages risks as a part of the Company’s corporate strategy and day-to-day business operations. The Board administers its risk oversight function both directly and through its committees. For risks that fall within a committee’s areas of primary responsibility and expertise, the Board assigns oversight to that committee, which then also apprises the full Board of significant matters and management’s response. The full Board directly oversees overall corporate risk and strategy and other matters that do not fall within the responsibility of a particular committee, including through an annual review of our most significant risks. The Board also conducts annual reviews of our enterprise risk management (“ERM”) program and our cybersecurity program.

2026 Proxy Statement	Teladoc Health	19

Corporate governance and board matters

Board	Management

•Our Board, acting as a whole and through its committees, has responsibility for the oversight of risk management
•In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. If necessary, the Chairman of the Board may require additional information from, or that certain actions be taken by, management on particular risk matters

•In general, management is responsible for the
day-to-day management of the risks we may encounter. Management is responsible for developing and implementing the Company’s strategic plans and for identifying, evaluating, managing, and mitigating the risks inherent in those plans through our risk management program
•Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related matters

This combination provides the focus, scope, expertise and continuous attention necessary for effective risk management.

Audit committee	Compensation committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of:
•financial reporting
•internal controls over financial reporting
•cybersecurity and data protection
•compliance with legal and regulatory requirements
The Audit Committee regularly discusses risk assessment and risk management policies with management and our independent auditors, including our major risk exposures, such as cybersecurity, data privacy, and environmental and social concerns, their potential financial impact on our organization and the steps we take to mitigate and manage these risks, including financial reporting that encompasses disclosure controls and procedures.
Additionally, the Audit Committee assists the Board with oversight of risk management by:
•regularly reviewing the Company’s key risks, risk mitigation strategies, and available related risk mitigation metrics that are identified by our ERM program. The committee solicits input from directors on the steps taken to mitigate risks and plans for additional mitigation going forward. Our head of internal audit and ERM also reports to the Chairman of the Audit Committee
•reviewing the Company’s financial statements and Company’s quarterly and annual reports filed with the SEC, including the risk factors disclosed therein
•meeting with our independent auditors at regularly scheduled meetings of the Audit Committee to review their reports on the adequacy and effectiveness of our disclosure and internal controls
•discussing with management our major financial risks and exposures and the steps management has taken to mitigate, monitor and control any risks and exposures

The Compensation Committee assists our Board in fulfilling its oversight responsibilities in the management of risks arising from our human capital management and compensation policies and programs, and retains outside compensation and legal experts for that purpose.
In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe our executive compensation program does not encourage excessive or unnecessary risk taking or create risks that are reasonably likely to have a material adverse effect on us. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals.

Nominating and corporate governance committee

The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities in managing the risks associated with the organization including membership and structure of the Board, corporate governance, our compliance and ethics program, environmental, social and governance matters, and succession planning for our directors. The Committee receives updates at each regularly scheduled meeting regarding key compliance issues from the Chief Compliance Officer, who reports to the Chief Legal Officer as well as to the Chair of the Nominating and Corporate Governance Committee.

Quality of care and patient safety committee

The Quality of Care and Patient Safety Committee assists our Board in managing risks associated with the quality of medical care delivered to our members and our efforts to improve and advance medical care and patient safety.

20	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

ENTERPRISE RISK MANAGEMENT PROGRAM

To better anticipate, identify, prioritize and manage the key risks we may encounter, we have implemented an ERM program that was developed under the oversight of our Board and management. The ERM program is designed to:
•establish a consistent and systematic approach to identify, assess, mitigate, monitor, and report on key strategic, financial, legal, technology and operational enterprise-level risks in relation to our strategic objectives
•confirm decisions are made within approved risk tolerance levels and with sufficient independent oversight to protect the organization’s profitability, assets, and reputation
•establish a clear understanding of risk management roles and responsibilities
•establish a framework that encourages innovation and assists management in making appropriate decisions
•facilitate regular information sharing and collaboration between key risk assessing and monitoring organizations via our Aligned Risk Council (“ARC”)
•validate the risk profile is maintained to depict current risks to each area of business operations
•confirm risk owners have an up-to-date and accurate understanding of the material risks relevant to their areas of responsibility, as well as the strategies and controls in place to mitigate these risks
•support the maximization of the value from our assets, projects, and other business opportunities
As part of our ERM program we established the ARC to:
•align risk functions, enabling optimal exchange of risk and control information through a formal collaborative model
•leverage internal subject matter expertise to evaluate and rank key risks in preparation for final interactive management key risk ranking
•evaluate thought leadership for emerging risk areas and their applicability to the Company
The outputs from the ERM process are reviewed by management in an interactive key risk ranking session. These outputs assist management validation of the Company’s risk profile. This session considers both current risks, including timeframes reflected by those risks, as well as emerging risks and future threats. The focus of the Board’s oversight varies based on the type and timing of the risk being discussed. For example, for a long-term risk, the Board focuses on advance planning.
We believe our ERM program:
•leads to enhanced corporate governance
•improves our ability to respond to changing business demands
•promotes an open, positive and risk-aware culture

We recognize the increasing significance that cybersecurity has to our operations and the success of our business, as well as the need to continually assess cybersecurity risk and evolve our response in the face of a rapidly and ever-changing environment. Cybersecurity risk oversight continues to remain a top priority for our Board. The Audit Committee maintains primary responsibility related to overseeing our cybersecurity risk as part of its program of regular risk management oversight. This includes, but is not limited to, the overall maturity and strategy of our cybersecurity program. We have a rigorous and comprehensive cybersecurity program managed by a dedicated team of subject matter experts and is led by our Chief Information Security Officer (“CISO”), who has extensive cybersecurity experience. We have implemented telehealth industry standard processes, policies, and tools, including regularly scheduled vulnerability scanning and third-party penetration testing to reduce the risk of vulnerabilities in our system. Our CISO regularly engages with other members of our executive management team to discuss cyber risk, including the Chief Executive Officer, Chief Technology Officer, Chief Legal Officer, and Chief Compliance Officer, among others. Our CISO typically reports to the Audit Committee at each regularly scheduled Committee meeting. Our executive management team has the appropriate expertise, background, and depth of experience to manage risk arising from cybersecurity threats. Executive management has also participated in cybersecurity tabletop exercises to test our cyber response playbooks.

2026 Proxy Statement	Teladoc Health	21

Corporate governance and board matters

Identifying and evaluating director nominees
The Board is responsible for selecting director nominees. The Nominating and Corporate Governance Committee identifies candidates in consultation with management, through the use of search firms or other advisors, recommendations submitted by stockholders or current directors or other methods as the Committee deems to be helpful to identify candidates.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Committee. The Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Committee feels appropriate in the evaluation process. Meeting as a group, the Committee discusses and evaluates the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. Based on the results of this evaluation process, the Committee recommends candidates for the Board’s approval as director nominees.
When assessing director candidates, the Nominating and Corporate Governance Committee considers a nominee’s qualifications, skills and attributes, including depth and breadth of professional experience and independence. A nominee must, at a minimum, have demonstrated exceptional ability and judgment and be of the highest personal and professional integrity. The director nomination process is designed to ensure the Board considers members with diverse backgrounds including race, ethnicity, gender, knowledge, experience, skills and expertise, as applicable to our industry. The Board assesses its goals for diversity through the Board composition review process as part of the Board’s annual self-assessment process.
Director candidates recommended by stockholders
According to our Bylaws, a stockholder or a group of up to 25 stockholders owning 3% or more of the shares of our capital stock continuously for at least three years may nominate, and include in our proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of our capital stock, provided the stockholder (or group) and each nominee satisfies the requirements specified in our Bylaws.
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our corporate secretary, who will forward all recommendations to the Committee.

Teladoc Health, Inc. Nominating and Corporate Governance Committee c/o Corporate Secretary 155 East 44th Street, Suite 1700 New York, New York 10017

The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and policies and procedures applicable to the evaluation of candidates proposed by directors or management. The Committee has full discretion in considering all nominations to the Board. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the Committee) must comply with the requirements described in this proxy statement and our Bylaws. See “Additional Information―Procedures for Submitting Stockholder Proposals” on page 78.

22	Teladoc Health	2026 Proxy Statement

Corporate governance and board matters

Communications with directors
You may communicate directly with any member or committee of the Board by writing to our principal executive office at:

Teladoc Health Board of Directors c/o Corporate Secretary 155 East 44th Street, Suite 1700 New York, New York 10017

Please specify to whom your letter should be directed. Our corporate secretary reviews all correspondence and regularly forwards to the Board a summary of all correspondence and copies of correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.
Interested parties who wish to communicate with non-management directors, or with the presiding director of the Board’s executive sessions, may contact:

Teladoc Health Board of Directors
c/o Corporate Secretary
Attn: Non-Management Directors (or the Presiding
Director for executive sessions, as applicable)
155 East 44th Street, Suite 1700
New York, New York 10017

All mail received will first be opened and screened for security purposes.
Related-party transactions
Our Board reviews and approves transactions with any “related party,” which includes directors, executive officers and holders of 5% or more of our capital stock and their affiliates. Pursuant to our written Related-Party Transaction Policy and Procedures, the Audit Committee reviews the relevant facts and circumstances of the transaction, taking into account, among other factors that are appropriate, whether the transaction is inconsistent with our or our stockholders’ interests, whether the transaction is on terms comparable to those that could be obtained in a transaction with an unrelated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. No director may participate in any approval of a related-party transaction to which he or she is a related party.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, compensation to a director or executive officer where the compensation is required to be disclosed in our proxy statement or transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Additionally, according to our Related-Party Transaction Policy and Procedures, all related-party transactions are required to be disclosed in applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. All related-party transactions are required to be disclosed to the full Board.
We are party to a contract with Cedar Gate Technologies (“Cedar Gate”) for data and value-based analytics tools. Mr. Snow, one of our directors, is the Chief Executive Officer at Cedar Gate and owns approximately 10% of its outstanding capital stock. Pursuant to this contract, we will pay approximately $6.3 million to Cedar Gate over the three-year term. Pursuant to this agreement, we paid $2,330,617 to Cedar Gate in 2025 for data and value-based analytics tools. There was no other transaction or series of similar transactions during 2025 to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

2026 Proxy Statement	Teladoc Health	23

Director compensation
Non-employee director compensation program
Our Board’s non-employee director compensation program is reflective of our business and shifts in market practice, and is designed to provide a total compensation package that we feel will attract and retain, on a long-term basis, high-caliber non-employee directors and support the alignment of interests between our directors and long-term stockholders. The Board may amend, modify or terminate the program at any time. The program is reviewed regularly by the Compensation Committee and the full Board and references the policies and pay practices of a peer group of similar companies selected by the Committee in consultation with Aon.
Under the program, all non-employee directors receive a mix of cash and equity compensation. Cash compensation consists of annual retainers earned for serving on our Board, with additional retainers earned for serving as members of the committees of our Board or as chairpersons of the Board or its committees. Cash retainers are prorated for partial years of service. No additional compensation is paid to the chairperson or members of the Executive Committee.
Equity compensation consists of an initial equity award when a non-employee director is elected or appointed to the Board (“Initial Awards”) and an annual equity award on the date of our annual meeting to continuing non-employee directors who have served on the Board for at least six months (“Annual Awards”). Initial Awards are in the form of restricted stock units (“RSUs”), with one-third of the award vesting on the first anniversary of the grant date, and then in eight substantially equal quarterly installments over the subsequent two years. Annual Awards are also in the form of RSUs, which vest on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting occurring after the date of grant. All outstanding unvested Initial Awards and Annual Awards also vest upon a change in control. The value of Initial Awards and Annual Awards is determined using the closing price of our common stock on the NYSE on the grant date of the award. The Board has reserved discretion under the program to pay all or a portion of the equity awards in any combination of equity-based awards available for grant under any applicable equity incentive plan then-maintained by us.
The table below summarizes compensation provided under the program during 2025. There were no changes made to the program during the year.

Annual cash retainers	($)
All non-employee directors	45,000
Chairman of the Board	50,000
Committee chairs:
Audit committee	20,000
Compensation committee	20,000
Nominating and corporate governance committee	10,000
Quality of care and patient safety committee	10,000
Committee members:
Audit committee	10,000
Compensation committee	7,500
Nominating and corporate governance committee	5,000
Quality of care and patient safety committee	5,000

Equity-based awards	($)
Initial awards	250,000
Annual awards	200,000

24	Teladoc Health	2026 Proxy Statement

Director compensation

Deferred compensation plan for non-employee directors
We maintain a Deferred Compensation Plan for non-employee directors (the “Deferred Compensation Plan”) that permits our non-employee directors to defer payment of all or a portion of the awards of restricted stock or RSUs granted to them for their service as a director. A participant’s election to defer receipt of these awards must generally be made prior to the year to which the stock award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director’s service as a director).
Deferred awards are credited to an account in an equal amount of deferred stock units with dividend equivalent rights. Dividend equivalent rights entitle a participant, as of a dividend payment date, to have credited to the participant’s account under the plan a number of additional deferred stock units equal to the amount of any ordinary cash dividend paid by us on the number of shares of common stock equivalent to the number of deferred stock units in the participant’s deferred compensation account as of the record date for the dividend, divided by the fair market value of one share of common stock on the dividend payment date. Deferred stock units (including any additional deferred stock units resulting from dividend equivalent rights) are subject to the same vesting or other forfeiture conditions that would have otherwise applied to the deferred awards. For each deferred stock unit granted under the Deferred Compensation Plan, we will issue to the participant one share of our common stock (or, at the election of the Compensation Committee, an equivalent cash amount based on the fair market value of a share of common stock on the date immediately preceding the payment date) on the first to occur of:
•within 90 days following the date that is 30 days, five years or ten years after the participant’s separation from service, as elected by the participant in the applicable deferral election
•immediately prior to, on, or within 30 days following a change in control
•upon the participant’s death. If the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payment will instead be made on the later to occur of the scheduled distribution date and the first day of the seventh month following the date of the participant’s separation from service (within the meaning of Section 409A of the Code) or, if earlier, the date of the participant’s death

2026 Proxy Statement	Teladoc Health	25

Director compensation

2025 Director compensation table
The following table provides information regarding all compensation earned by or paid to each person who served as a non-employee director during some portion of 2025, including amounts deferred in 2025 at such person’s election under the Deferred Compensation Plan. Mr. Divita, who is also our Chief Executive Officer, received no compensation for his service as a director. Refer to “Executive Compensation—2025 Summary Compensation Table” and the narrative description thereto on page 47 for information regarding Mr. Divita’s compensation from us during 2025.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Total ($)
J. Eric Evans	75,000	200,003	275,003
Sandra L. Fenwick	55,000	200,003	255,003
Catherine A. Jacobson	60,000	200,003	260,003
Thomas G. McKinley	62,500	200,003	262,503
Kenneth H. Paulus	83,489	200,003	283,492
David L. Shedlarz	72,500	200,003	272,503
Mark Douglas Smith, M.D., MBA	60,000	200,003	260,003
David B. Snow, Jr.	84,011	200,003	284,014
(1)Represents the aggregate grant date fair value of RSUs that vest based on continuous service granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026. The table below shows the number of option awards (vested and unvested) and stock awards held by each non-employee director as of December 31, 2025:

Name	Stock options (#)	Stock awards (#)
J. Eric Evans	—	32,036
Sandra L. Fenwick	—	28,986
Catherine A. Jacobson	—	28,986
Thomas G. McKinley	—	28,986
Kenneth H. Paulus	14,647	28,986
David L. Shedlarz	4,082	28,986
Mark Douglas Smith, M.D., MBA	8,132	28,986
David B. Snow, Jr.	33,720	28,986

26	Teladoc Health	2026 Proxy Statement

Executive compensation

Proposal 2
Advisory vote on executive compensation
This proposal requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and our performance.
The Compensation Committee believes the support received from stockholders last year demonstrates that our stockholders approve of the philosophy, strategy, objectives and implementation of our executive compensation programs. After considering this result and engagement with stockholders, and following our annual review of our executive compensation philosophy, the Committee decided to retain our overall approach to executive compensation. We believe our 2025 named executive officer compensation demonstrates our commitment to aligning executive pay with corporate performance, and that our executive compensation program is aligned with stockholder interests and merits continued stockholder support.
This vote is advisory and will not be binding upon us, the Board or the Compensation Committee, nor will it create or imply any change in the duties of us, the Board or the Committee. The Committee will consider the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.
Our Board has determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year represents a best practice in corporate governance, and it is expected the next Say-on-Pay vote will occur at the 2027 annual meeting of stockholders.
The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve the compensation, on an advisory basis, of our named executive officers.

Your Board of Directors recommends that you vote FOR the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement.

2026 Proxy Statement	Teladoc Health	27

Executive compensation

Executive officers
Set forth below is biographical information about each of our executive officers. For biographical information on Mr. Divita, see “Corporate Governance and Board Matters―Director Nominees” on page 8.

Kelly Bliss, 51

President, U.S. Group Health	Since: July 2020

Career highlights
TELADOC HEALTH, INC.
•President, U.S. Group Health (2020 to present)
•Ms. Bliss oversees strategy, partnerships, product management, marketing, sales, operations, and client management as lead executive for our U.S. Group Health business.
•Chief Client Officer (2017 to 2020)
BEST DOCTORS
•Chief of Staff (2016 to its acquisition by Teladoc Health in 2017)
•Vice President (2014 to 2016)
Other current directorships •Federal Reserve Bank Second District, Advisory Council Member Education •Bachelor’s degree in Industrial Psychology, Nichols College

Fernando Madeira, 56

President of BetterHelp	Since: November 2023

Career highlights
TELADOC HEALTH, INC.
•President, BetterHelp (2023 to present)
•Mr. Madeira is responsible for strategic direction, business growth, service operations, partnerships and product development for BetterHelp, our direct-to-consumer mental health service.
IPSY
•President (2018 to 2022)
WALMART
•President and CEO, Walmart.com (2014 to 2017)
•President and CEO, Latin America eCommerce (2012 to 2014)
TERRA
•Co-founder and CEO (1989 to 2012)
Education •Bachelor of Computer Science, Pontifical Catholic University of Rio Grande do Sul, Brazil

28	Teladoc Health	2026 Proxy Statement

Executive compensation

Carlos Nueno, 52

President, International	Since: July 2018

Career highlights
TELADOC HEALTH, INC.
•President, International (2018 to present)
•Mr. Nueno is responsible for the strategic direction, operations and client management for the company's global footprint.
ADVANCE MEDICAL
•Co-founder, CEO (1999 to its acquisition by Teladoc Health in 2018)
GEMINI CONSULTING
•Consultant (1999 to 2000)

Other current directorships
•Barcelona Global, Supervisory Board Member
Education
•Master of Business Administration, IESE Business School, Spain
•Bachelor’s degree, Industrial and Mechanical Engineering, Polytechnic University of Catalonia, Spain

Adam C. Vandervoort, 51

Chief Legal Officer and Secretary	Since: February 2015

Career highlights
TELADOC HEALTH, INC.
•Chief Legal Officer and Secretary (2015 to present)
•Mr. Vandervoort helps us comply with applicable laws and serves as secretary to our Board. He is responsible for all of our legal matters, including government affairs, corporate governance, securities law, intellectual property, and privacy, as well as all human resources functions
INDEPENDENCE HOLDING COMPANY
•Corporate Vice President, General Counsel and Secretary (2006 to 2015)
PAUL HASTINGS LLP
•Associate Attorney in Corporate Practice (2004 to 2006)
FEDEX CORPORATION
•Staff Attorney (2002 to 2004)
SULLIVAN & CROMWELL LLP
•Associate Attorney in Corporate Practice (1999 to 2002)

Recognitions
•Admitted to practice law in the states of California, Connecticut and New York
•Member, Board of Education, Stamford, Connecticut (2026 to Present)
•Served on the Municipal Board of Ethics, Stamford, Connecticut
Education
•J.D., University of Pennsylvania Law School
•AM and AB, University of Chicago

2026 Proxy Statement	Teladoc Health	29

Executive compensation

Compensation discussion and analysis
CD&A roadmap

30	Teladoc Health	2026 Proxy Statement

Executive compensation

Named executive officers and overview
In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2025 to our named executive officers, the overall objectives of our compensation program and the elements of our compensation program. We also explain how and why the Compensation Committee arrived at specific material compensation decisions during the year.
Our named executive officers for 2025 are:

Charles Divita, III	Mala Murthy	Carlos Nueno	Kelly Bliss	Adam C. Vandervoort
Chief executive officer and director	Former chief financial officer(1)	President, International	President, U.S. Group Health	Chief legal officer and secretary

(1)Ms. Murthy departed the Company effective on November 21, 2025.

The primary objectives of our executive compensation program are to retain key executives, attract new talent, link compensation to achievement of short- and long-term business objectives and align the interests of our executives with those of our long-term stockholders. We believe our 2025 named executive officer compensation demonstrates our commitment to aligning executive pay with corporate performance.

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Executive compensation

2025 Performance and company highlights
In 2025, we advanced important new product, capability, and technology innovations, expanded BetterHelp’s reach by entering the insurance coverage market, grew international markets, and strengthened business fundamentals. This past year was one of deliberate progress, marked by a sharpened focus on our strategic priorities and sustained execution against the backdrop of macro challenges across the healthcare industry.
In 2025, equity-based and incentive pay made up 92.9% of our CEO’s target compensation and, on average, 83.7% of our other named executive officers’ target compensation. The high utilization of equity-based and incentive compensation resulted in significantly lower total realized pay as compared to the Total Compensation showed in the "Summary Compensation Table" below in light of 2025 Company performance falling short of our rigorous goals and extreme downward volatility in our stock price. Refer to “Executive Compensation—Pay Versus Performance” and the narrative description thereto on page 62 for further information.
In early 2025, the Compensation Committee established rigorous goals which would require strong operational execution across all business lines in order to achieve target pay. While we made progress on these initiatives to unlock growth opportunities and position the Company for long term success, ultimately our revenue and adjusted EBITDA performance fell short of these goals. Therefore, actual compensation earned was below target levels as reflected in the pay outcomes described below.
2025 By The Numbers

$2.5B	$281M(1)	$781M	$458M

Total revenue	Total adjusted EBITDA; margin of 11.1%	Cash and cash equivalents	International revenue, up 12%

101.8M	1.2M	1.3+M	17.1M

U.S. integrated care members, up 9%	Chronic care program enrollment	BetterHelp unique users in 2025	Total visits

(1)For a full reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Executive compensation

Compensation philosophy and objectives
Paying for performance is a key attribute of our compensation philosophy. Fundamentally, our executive compensation program links compensation to the achievement of specific, predetermined financial and performance goals that further our business strategies. To align our compensation program with company performance, we compensate our executives primarily in at-risk pay. In 2025, equity-based and incentive pay made up 92.9% of our CEO’s target compensation and, on average, 83.7% of our other named executive officers’ target compensation. Although the target compensation amounts for our named executive officers are significant, the officers must achieve results that meet rigorous goals and enhance stockholder value in order to ultimately realize the intended value.
To illustrate, in 2025 our results fell short of our expectations, and thus our PSUs were earned at a level significantly below target following 2025 and we paid annual cash bonuses also below target, as described further below. This outcome resulted in significantly lower total realized pay as compared to the Total Compensation presented in the "Summary Compensation Table". In 2025 the compensation actually realized by our CEO was less than half of the total target compensation intended to be delivered. Refer to “Executive Compensation—Pay Versus Performance” and the narrative description thereto on page 62 for further information.
Further, as described below, in light of our 2025 performance and downward volatility in our stock price, the Compensation Committee determined not to increase Mr. Divita’s base salary for 2026 and reduced the target amount of his 2026 equity grant by 18%, while still ensuring that 92% of his target compensation is made up of equity-based and incentive pay, as a reflection of our commitment to link pay with performance and align the interests of our officers with our stockholders.
A key objective of our compensation program is to retain and attract qualified executives. We believe our ability to keep our senior executive team intact and motivated is in part tied to our compensation programs. Compensation of each named executive officer is intended to be based on the performance of the organization overall and the executive personally, and takes into account comparable market data to enable us to effectively compete for and retain each executive officer. The Compensation Committee has responsibility for establishing and reviewing the compensation of our Chief Executive Officer and for each of the executive officers who reports to him.

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Executive compensation

In establishing executive officer compensation, the following are among the Compensation Committee’s objectives:

1	2	3	4
Attract and retain individuals of superior ability and managerial talent	Ensure compensation is aligned with our corporate strategies, business objectives and the long-term interests of stockholders	Deliver compensation in the form of equity to align with stockholder value creation (50% of target annual equity compensation is performance-based)	Promote teamwork while also recognizing the individual contributions each executive officer makes to our success

Total 2025 target compensation mix
CEO
Average of other NEOs

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Executive compensation

To achieve our compensation objectives, we provide executives with a competitive total compensation package, which consists primarily of the following fixed and variable elements:

Compensation element	Compensation objective

ANNUAL BASE SALARY	Recognize performance of job responsibilities and attract and retain individuals with superior talent

ANNUAL CASH BONUSES	Provide incentives to attain short-term financial and operational goals

LONG-TERM INCENTIVE COMPENSATION
Promote the maximization of stockholder value through PSUs linked to clear growth drivers and the retention of key employees through the use of RSUs. Equity compensation aligns the interests of employees and stockholders

Stockholder outreach and “Say-on-Pay” advisory vote
At our 2025 annual meeting of stockholders, approximately 73% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of the non-binding advisory vote to approve the compensation of our named executive officers as disclosed in that year’s proxy statement.

•The most recent Say-on-Pay vote indicates stockholder support of the philosophy, strategy and objectives of our executive compensation programs.
•Following the annual review of our executive compensation philosophy by our Compensation Committee, as well as our most recent Say-on-Pay results and engagement with stockholders, the Committee retained the core structure of our program while making targeted updates to reflect stockholder input, our business changes, and evolving priorities. In addition, we have continued to decrease our stock-based compensation expenses in response to stockholder feedback.
•The Compensation Committee will continue to monitor stockholder feedback, including the results of the annual Say-on-Pay vote, in making future decisions affecting our compensation programs.
STOCKHOLDER APPROVAL OF SAY-ON-PAY OVER LAST 3 YEARS 2023 – 81.9% 2024 – 95.9% 2025 – 73.4%

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Executive compensation

Determination of compensation
Role of the compensation committee and executive officers
Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. Our CEO typically provides annual recommendations to the Committee and discusses with the Committee the compensation and performance of our executive officers, other than himself. Our CEO bases his recommendations upon his review — formed both subjectively and objectively against individually developed goals — of the performance of the executive officers, our overall performance against our applicable corporate goals (as described further below in the section titled “— Elements of Compensation — Cash bonuses”) and his assessment of the executive officer’s contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each executive officer’s services and an annual self-evaluation performed by each named executive officer. The Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation, with input from the full Board. In order to determine the CEO’s compensation, the Committee reviews the performance of the CEO and meets in executive session to evaluate the CEO’s performance.
Compensation consultant
To support the Compensation Committee in fulfilling its duties, the Committee has retained Aon as its third-party compensation consultant to assist with the Committee’s design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Committee has the sole authority to retain, and replace as needed, the compensation consultants to provide independent advice to the Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention. The Committee receives advice, data and recommendations from Aon pertaining to the appropriate amount, mix and vesting and other terms for our executive compensation programs, as well as peer group and market information that the Committee uses when determining whether our executive compensation is competitive in the market in which we compete for talent. Aon periodically receives requests for information from the Committee, from our CEO or from our head of human resources pertaining to individual promotions, incentive compensation, potential personnel recruitment, market trends, dilution trends, director compensation, governance trends, and other situations in which market compensation insight may benefit our decision-making process.
During 2025, we paid Aon approximately $163,000 in fees for determining or recommending the amount and form of compensation to our directors and executive officers, including our equity compensation policies. In addition to the fees we paid to Aon for services provided to our Compensation Committee, we also paid approximately $660,000 in fees to Aon during fiscal 2025 for health and benefits-related insurance support. The Committee was aware of these additional services, which were directed by management, but did not direct these activities. The Committee has reviewed these services and the broader relationship between us and Aon and determined that this did not impair Aon’s independence when providing compensation consulting services to the Board. The Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and does not believe Aon’s work in 2025 raised a conflict of interest.
Peer group and market data
With the assistance of Aon, the Compensation Committee considers market data, in addition to other factors, to better inform its determination of the key elements of our compensation program. This review of market data assists with setting a framework to develop compensation programs the Committee believes enables us to compete effectively for new employees and retain existing employees. In general, the market data consists of compensation information from both broad-based compensation surveys and company-specific peer group analyses.
The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable and, to the extent applicable, adds new comparable companies that have disclosed public information that the Committee can use to form comparisons, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers.

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The Compensation Committee selected the companies in our peer group because it believes these companies compete with us for executive talent and were similar to us in terms of revenue growth rate, market capitalization, industry and size. The Committee also determined the companies in our peer group generally have executive officer positions that are comparable to us in terms of breadth, complexity and scope of responsibilities. In order to establish an appropriate peer group when reviewing and determining the 2025 compensation for our named executive officers to reflect the scope of work, business complexity and the nature of the roles where we compete for talent in a highly competitive market, the Committee restructured the peer group to increasingly focus on health care companies and less on technology companies while balancing year-over-year consistency and more closely aligning with our current size and talent and business profile. The Committee also increased the number of companies included to provide a robust data set. As a result, the peer group used for 2025 reflects the shift to increase the number of health care companies in the group while reducing the focus on technology, specifically software, companies. This shift is reflective of how our investors view the Company and reflects the core attributes of the business. In connection with the realignment, the Committee focused primarily on health care and technology companies with market capitalizations of 0.5x to 3.5x or revenue of 0.5x to 3x, in each case compared to us at the time of approval. The Committee also took into account feedback received from stockholders and other members of the Board.
Accordingly, based on recommendations of Aon and the additional factors described above, the Committee used the following peer group in 2025:

•AGILON HEALTH, INC. •ALIGNMENT HEALTHCARE, INC. •AMN HEALTHCARE SERVICES, INC. •ASTRANA HEALTH, INC. •AVEANNA HEALTHCARE HOLDINGS INC. •CLOVER HEALTH INVESTMENTS, CORP.	•DOCUSIGN, INC. •DROPBOX, INC. •EURONET WORLDWIDE, INC. •EVOLENT HEALTH, INC. •MAXIMUS INC. •MEDPACE, INC. •NUTANIX, INC.	•OPENTEXT CORPORATION •PEDIATRIX MEDICAL GROUP, INC. •PREMIER INC. •PRIVIA HEALTH GROUP, INC. •RINGCENTRAL, INC. •TWILIO INC.

Aon provides the Compensation Committee with market data on a role-specific basis and for similar job levels. This data helps inform policy direction, although the Committee does not use any specific percentile, retaining the discretion to position pay for each role based on a particular executive officer’s individual contribution, professional experience and potential growth. We believe our compensation levels and mix are appropriate given our size and allow us to compete effectively for talent while aligning executive officer incentives tightly with those of our stockholders.
While we compete for executive talent to some degree with companies that have revenues significantly larger than those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our market reflecting similar pay practices and policies.
Elements of compensation
Base salaries
We provide a base salary as a fixed source of compensation for the named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of annual performance bonuses based on achievement of short-term goals and long-term equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
Initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and other factors deemed appropriate by the Compensation Committee. Thereafter, the Committee generally reviews, and adjusts as necessary, base

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salaries for each of our executive officers, at a minimum annually. The Committee generally reviews a range of market data as a reference for executive officer cash compensation, based on the data provided by Aon. The Committee applies its best business judgment in determining the level of salary appropriate to compensate the existing named executive officers to motivate and retain them and to hire new executive officers, when and as required.
Additionally, in setting base salary levels, the Compensation Committee considers a range of factors, including:
•the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies
•the Committee members’ collective experience and knowledge in compensating similarly situated individuals at other companies
•the value of the executive officer’s existing equity awards
•a general sense of internal pay equity among our executive officers
The Compensation Committee annually reviews the base salaries of our executive officers against data received from Aon and may, based upon and following receipt of the advice of Aon, the recommendation of the CEO and our head of human resources (other than with respect to their own respective base salaries) and in consultation with the Board, adopt certain market-based adjustments to take effect for the remainder of that year. Based upon these considerations, the Committee increased the annual base salaries of our named executive officers for 2025, effective March 1, 2025 (except as otherwise noted below). The table below sets forth the annual base salaries during 2024 and 2025 for each named executive officer.

Name	2024 Base salary ($)	2025 Base salary ($)	Percentage increase
Charles Divita, III(1)	800,000	800,000	—
Mala Murthy(2)	530,000	550,000	3.8%
Carlos Nueno(3)(4)	564,980	589,552	4.3%
Kelly Bliss(3)	500,000	520,000	4.0%
Adam C. Vandervoort	470,000	500,000	6.4%
(1)Mr. Divita joined the Company on June 10, 2024.
(2)For the duration of Ms. Murthy’s appointment as acting Chief Executive Officer and Principal Financial Officer from April 5, 2024 to June 20, 2024, her salary was increased to $750,008.
(3)Ms. Bliss and Mr. Nueno were each designated as executive officers on September 25, 2024, and their 2024 base salaries were subsequently increased to the amounts shown in the table above in recognition of their expanded responsibilities.
(4)Mr. Nueno’s 2025 Base salary was effective January 1, 2025. Mr. Nueno’s base salary is determined in euros (2024 base salary of €500,000 and 2025 base salary of €521,746), which have been converted to U.S. dollars using the 2025 monthly average exchange rate of $1.129959 to €1.0.
In 2026, the Compensation Committee considered the most recently available competitive market data on a job specific basis and the general market trends as provided by Aon, and budget at the Company, in addition to each executive officer’s individual performance, experience, time-in-role, as well as, in the case of Mr. Nueno, the expansion of his role to include responsibility for overseeing the Company’s hospitals and health systems business and the relative outperformance by the Company’s International business. In light of our 2025 performance falling short of our rigorous goals and downward volatility in our stock price, the Committee determined not to increase Mr. Divita’s base salary for 2026.
The following increases to annual base salaries for the continuing named executive officers were approved for 2026, effective March 1, 2026 (except as otherwise noted below), as noted in the table below.

Name	2026 Base salary ($)	Percentage increase
Charles Divita, III	800,000	—
Carlos Nueno(1)	636,732	8.0%
Kelly Bliss	535,600	3.0%
Adam C. Vandervoort	515,000	3.0%
(1)Mr. Nueno is paid in euros (2026 base salary of €563,500), which have been converted to U.S. dollars assuming the same monthly average exchange rate of $1.129959 to €1.0 as was used for 2025.

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Cash bonuses
To maintain a competitive compensation program, in addition to base salaries, we also provide compensation in the form of annual cash bonuses. To ensure total cash compensation falls within the competitive range, the Compensation Committee established target incentive levels based on a review of the market data, internal job leveling comparison and the percentage of pay it aims to link to performance. The named executive officers are eligible to receive a cash bonus equal to a percentage of their base salary, based on several factors, such as the achievement of corporate and business unit financial goals and operational objectives approved by the Committee at the start of the year that are tied to the Company’s strategic priorities and based on the Board-approved annual operating plan. After the year is complete, the Committee assesses the overall Company performance, including the named executive officer’s individual performance and contribution to the Company’s financial goals and operational objectives and, after considering the recommendations made by the CEO (other than with respect to his own performance), the Committee determines the final bonus award amount. The Committee believes that the use of performance-based cash bonuses helps motivate our employees, including the named executive officers, to achieve our short-term financial and operational objectives, while making progress towards our longer-term growth and other goals.
In 2025, each of our named executive officers was provided with a target cash bonus amount, determined based on performance and job level, established as a percentage of such named executive officer’s base salary as set forth in the table below.

Name	Bonus target (% of base salary)
Charles Divita, III	100%
Mala Murthy	85%
Carlos Nueno	75%
Kelly Bliss	75%
Adam C. Vandervoort	65%
For 2025, the Compensation Committee designed an annual incentive program that included both overall corporate and business unit-based performance targets, with the overall amount of the cash bonus pool available for the Company to be determined based on the greater of the corporate scorecard or business unit scorecard composite performance. Following this determination for the overall bonus pool funding level, each executive’s payout was calculated based on the applicable scorecard weightings described below. The performance metrics included revenue, adjusted EBITDA, as well as certain strategic and organizational metrics (“OKRs”) that were evaluated by the Committee at the beginning of the year. This design was intended to align with each executive’s primary scope, while recognizing their enterprise role. For competitive reasons, we do not disclose the OKRs, but at the time they were approved by the Compensation Committee in early 2025, the Committee believed they were challenging and would require substantial operational success to be achieved in full. The portion of the annual bonus based on financial and operational metrics may range from zero to a maximum of no more than 200% of the target bonus.
Once the overall Company bonus pool was established, the allocation of the respective bonus for our Chief Executive Officer and Chief Financial Officer was based solely on overall company performance metrics as determined by the Committee with no consideration for individual goals. The Compensation Committee determined that the corporate scorecard used for each of them would be weighted as follows: 30% consolidated revenue, 40% consolidated adjusted EBITDA, 20% strategic business OKRs and 10% organizational OKRs. As we noted in February 2025 when providing our financial outlook for 2025, our business has been operating in a challenging macro environment, including elevated customer acquisition costs, which we expected would continue to impact top line and overall financial performance in 2025. The Committee therefore determined to increase the relative weighting of the strategic and organizational OKRs to an aggregate of 30% (up from 20% in the prior year) in order to focus on stabilizing our results and returning the business to a long-term growth posture through focus on product innovation, cost savings, productivity initiatives and client satisfaction, among other strategic aims.
For Mr. Vandervoort, the Compensation Committee determined to allocate his target bonus 70% based on the corporate scorecard described above and 30% based on a business unit scorecard that blended the results of each of our business units, reflecting his role of supporting the various business leaders in addition to his companywide role.
For Ms. Bliss and Mr. Nueno, allocation of the bonus pool was based 30% on the corporate scorecard described above and 70% based on specific, pre-defined business unit financial performance goals and business unit OKRs. For Ms. Bliss, that business unit portion was based 30% on U.S. Group Health business unit revenue, 40% on Integrated Care segment adjusted EBITDA, 20% on

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U.S. Group Health business unit strategic OKRs, and 10% on U.S. Group Health business unit organizational OKRs. For Mr. Nueno, that business unit portion was based 70% on International business unit revenue, 20% on International business unit strategic OKRs, and 10% on International business unit organizational OKRs. For competitive reasons, we do not disclose the OKRs, but at the time they were approved by the Compensation Committee in early 2025, the Committee believed they were challenging and would require substantial operational success to be achieved in full.
Following the completion of the acquisitions of Uplift Health Technologies, Inc. and Telecare Australia Pty Ltd in 2025, the Compensation Committee adjusted each of the financial metric targets, leaving intact the payout framework, to take into account the expected impact each of those acquired businesses would have on our results for the remainder of the year.
The consolidated revenue target shown below was above both the high point of the full year outlook we provided in February 2025 and 2024 performance. The consolidated adjusted EBITDA target shown below was within the outlook range we provided in February 2025 but below 2024 performance due to the challenging macro environment discussed above. The target was also adjusted downward following the acquisitions as noted in the prior paragraph. In 2026, the Compensation Committee determined that the performance goals for 2025 had been achieved as described below:
Corporate Scorecard

Metric ($ millions)	Threshold	Target	Maximum	2025 Performance	Achievement
Consolidated Revenue(1)	$2,460	$2,590	$2,719	$2,518	45%
Consolidated Adjusted EBITDA(2)	$276	$306	$337	$286	33%
Strategic OKRs	—%	100%	200%	160%	160%
Organizational OKRs	—%	100%	200%	147%	147%
U.S. Group Health Scorecard

Metric ($ millions)	Threshold	Target	Maximum	2025 Performance	Achievement
Revenue(3)					54%
Integrated Care Adjusted EBITDA(2)	$223	$248	$272	$245	89%
Strategic OKRs	—%	100%	200%	114%	114%
Organizational OKRs	—%	100%	200%	200%	200%
International Scorecard

Metric ($ millions)	Threshold	Target	Maximum	2025 Performance	Achievement
Revenue(3)					139%
Strategic OKRs	—%	100%	200%	167%	167%
Organizational OKRs	—%	100%	200%	200%	200%
(1)For purposes of the 2025 bonus, the Compensation Committee included a pre-established adjustment to revenue for foreign currency exchange which amounted to $12 million.
(2)Adjusted EBITDA consists of net loss before provision for income taxes; other expense (income), net; interest income; interest expense; depreciation of property and equipment; amortization of intangible assets; restructuring costs; acquisition, integration, and transformation cost; goodwill impairment; and stock-based compensation. For compensation purposes, adjusted EBITDA also excludes cash bonus amounts accrued. Acquisition, integration, and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management and enterprise resource planning systems. In setting the target performance levels for adjusted EBITDA for purposes of the 2025 bonus, the Compensation Committee included certain pre-established adjustments to adjusted EBITDA for costs related to the 2025 bonuses. For a full reconciliation of consolidated Net Loss, the most directly comparable GAAP financial measure, to consolidated Adjusted EBITDA, as defined for compensation purposes, please see Annex A.
(3)For competitive reasons, we do not disclose business unit-level revenue, but at the time these financial metrics were approved by the Compensation Committee in early 2025, the Committee believed they were challenging and would require substantial operational success to be achieved in full.

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Based on the foregoing considerations, in 2026, the Committee determined to pay the bonuses set forth below to each of our named executive officers.

Name	Bonus target (% of base salary)	2025 Cash bonus (% of target amount)	2025 Cash bonus ($)
Charles Divita, III	100%	73%	584,000
Mala Murthy(1)	85%	—%	—
Carlos Nueno(2)	75%	128%	564,201
Kelly Bliss	75%	85%	331,500
Adam C. Vandervoort	65%	76%	247,000
(1)Ms. Murthy resigned from the Company effective on November 21, 2025.
(2)Mr. Nueno is paid in euros (2025 cash bonus of €499,311), which have been converted to U.S. dollars using the 2025 monthly average exchange rate of $1.129959 to €1.0.
Equity awards
We believe that providing long-term incentives in the form of equity awards encourages the named executive officers to take a long-term outlook and provides them with an incentive to manage Teladoc Health from the perspective of an owner with an equity stake in the business. By providing opportunities for the named executive officers to benefit from our future successes through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align the named executive officers’ interests and contributions with the long-term interests of our stockholders. In addition, the Committee believes that offering meaningful equity ownership is helpful in retaining the named executive officers and other key employees and reinforces our commitment to pay for performance and in support of our company-wide ownership culture. The Committee generally uses a range of market data relating to our peer companies as a reference in determining initial equity grants upon hire and then annually thereafter but retains discretion to adjust as it deems appropriate, including to provide competitive compensation levels, align the interests of named executive officers with those of stockholders or encourage retention. Awards are issued pursuant to our equity plans, which include the Teladoc Health, Inc. 2023 Incentive Award Plan (as amended, the “2023 Incentive Award Plan”) and the Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan (as amended, the “2023 Inducement Plan”). Previously, awards were issued pursuant to the Teladoc Health, Inc. 2015 Incentive Award Plan (as amended and restated, the “2015 Incentive Award Plan”), the Teladoc Health, Inc. 2017 Employment Inducement Incentive Award Plan (as amended, the “2017 Inducement Plan”) and the Teladoc Health, Inc. Livongo Acquisition Incentive Award Plan (the “2020 Incentive Award Plan”).
At the time of hire, executive officers are generally granted RSUs. The size and precise terms of the grants are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level. The Compensation Committee believes that initial grants of equity in the form of RSUs promote the retention of executives. The vesting for RSUs generally occurs over a three-year period, with one-third of the award vesting on the first anniversary of the date of grant, and then in eight substantially equal quarterly installments over the subsequent two years. The vesting of RSUs is subject to an executive officer’s continued provision of services to us through each applicable vesting date.
On an ongoing basis, the Compensation Committee generally grants long-term equity incentive awards on an annual basis during the first quarter of the year. Accordingly, based upon the Committee’s review of competitive market data and taking into account the range of factors described above in connection with base salaries and the advice and information received from Aon and the CEO (except with respect to his own awards), the Committee made grants of equity-based awards to each of our then-serving named executive officers in March 2025. The Committee determined that, based on the target number of shares of our common stock that could be earned, the annual equity grants to each of our named executive officers would be comprised of the following:

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Equity Type	Weighting	Vesting	Rationale
RSUs	50%	Based on continued service over a three-year period, with one-third of the award vesting on the first anniversary of the date of grant, and then in eight substantially equal quarterly installments over the subsequent two years	Promote the retention of named executive officers
RSUs that vest based on performance measures (“PSUs”)	50%	Based on specified performance metrics over a three-year period	Align our named executive officers’ interests with those of our stockholders by tying the ultimate payout to performance metrics that these named executive officers have the potential to meaningfully influence

			Reinforce the alignment with stockholder value creation over time, our pay for performance culture and are responsive to stockholder feedback that we have garnered in our direct engagement
In order to further align the interests of our named executive officers with our stockholders, to increase focus on long-term strategic goals and to differentiate the equity awards from our annual cash bonus program, 75% (100% in the case of Mr. Nueno) of the PSUs granted in 2025 focus on long-term metrics, specifically our three-year compound annual revenue growth rate, to emphasize long-term top-line growth. The remaining 25% for our named executive officers other than Mr. Nueno focused on continuing to drive profitability. In determining the PSU metrics, the Compensation Committee took into account the difficulty in forecasting meaningful targets too far into the future, as well as the importance for the business to achieve strategic and financial priorities in the short-term and mid-term. The vesting of the PSUs are spread across three years in order to incentivize executives for performance in both the short-term and long-term.
The grants of PSUs made in 2025 to our named executive officers provide a target number of shares of our common stock that would be earned at the end of a specified performance period based on performance measures (in each case not including the effects of any significant acquisition):
•25% of the target number of shares would be earned: (i) in the case of our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, if our consolidated adjusted EBITDA for 2025 achieved its target (“Consolidated EBITDA PSUs”); and (ii) in the case of our President, U.S. Group Health, if our Integrated Care segment adjusted EBITDA for 2025 achieved its target (“Integrated Care EBITDA PSUs” and collectively with the Consolidated EBITDA PSUS, “2025 EBITDA PSUs”);
•75% of the target number of shares would be earned: (i) in the case of our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, if our consolidated three-year compound annual revenue growth rate achieved its target (“Consolidated Revenue CAGR PSUs”); and (ii) in the case of our President, U.S. Group Health, if our U.S. Group Health business unit three-year compound annual revenue growth rate achieved its target (“USGH Revenue CAGR PSUs”); and
•100% of the target number of shares would be earned in the case of our President, International if our International business unit three-year compound annual revenue growth rate achieved its target (“International Revenue CAGR PSUs” and collectively with the Consolidated Revenue CAGR PSUs and USGH Revenue CAGR PSUs, “2025 Revenue CAGR PSUs”).
The Compensation Committee determined to cap the target number of each of the PSUs that could be earned for performance above the maximum level at 200%. One-third of any earned 2025 EBITDA PSUs would vest on March 1, 2026 and the remaining two-thirds would vest in eight substantially equal quarterly installments over the subsequent two years for retention. Any earned 2025 Revenue CAGR PSUs would vest on March 1, 2028. Because the performance period for the 2025 Revenue CAGR PSUs has not yet been completed, the Committee has not yet made any determination with respect thereto. For competitive reasons, while we do not disclose the forward-looking performance levels for the 2025 Revenue CAGR PSUs, the Committee set the goals at the beginning of the period, above the prior period performance believing they were challenging and would require substantial operational achievement. We intend to disclose such levels following the conclusion of the applicable performance period.

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Executive compensation

The Committee determined to use adjusted EBITDA targets for both the annual cash bonuses as well as the PSU awards in order to emphasize our objective to achieve profitability in the short-term. The adjusted EBITDA targets were also based on our 2025 annual operating plan and the consolidated adjusted EBITDA target was above the mid-point of the full year outlook we provided in February 2025 due to the challenging macro environment discussed above. Further, the Committee determined to use a one-year performance period for the 2025 EBITDA PSUs to align executive compensation with our focus on profitability in the near term, whereas the 2025 Revenue CAGR PSUs provide balance and emphasize longer-term performance. Despite the performance periods for these awards, the earned PSUs do not fully vest for three years, which we believe encourages our named executive officers to continue to maximize stockholder value. In 2026, the Committee determined that consolidated adjusted EBITDA performance had been achieved at approximately 19% of target and Integrated Care adjusted EBITDA performance had been achieved at approximately 57% of target, each as described below:

Metric ($ millions)	Threshold	Target	Maximum	Performance	Achievement
2025 Consolidated Adjusted EBITDA(1)	$275	$306	$337	$281	19%
2025 Integrated Care Adjusted EBITDA	$225	$250	$275	$239	57%
(1)For a full reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In June 2024, in connection with his as appointment as Chief Executive Officer, the Compensation Committee made a grant of PSUs to Mr. Divita for which the target number of PSUs would be earned at the end of a performance period ending December 31, 2025, if our adjusted EBITDA achieved its target (“2024 EBITDA PSUs”). Seven-twelfths of any earned 2024 EBITDA PSUs would vest on March 10, 2026 and the remaining five-twelfths would vest in five substantially equal quarterly installments over the subsequent 15 months. In 2026, the Committee determined that adjusted EBITDA performance had been achieved at 19% of target as described below:

PSUs ($ millions)	Threshold	Target	Maximum	Performance	Achievement
2024 EBITDA PSUs(1)	$275	$306	$367	$281	19%
(1)For a full reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Additionally, in 2024, the Compensation Committee made grants of PSUs to our named executive officers for which 50% of the target number of PSUs would be earned at the end of a performance period ending December 31, 2025, if our revenue achieved its target (“2024 Revenue PSUs”). Two-thirds of any earned 2024 Revenue PSUs would have vested on March 1, 2026 and the remaining one-third would have vested in four substantially equal quarterly installments over the subsequent year. In 2026, the Committee determined that performance fell short of our threshold goal, and as a result no 2024 Revenue PSUs were earned as described below:

PSUs ($ millions)	Threshold	Target	Maximum	Performance	Achievement
2024 Revenue PSUs	$2,725	$2,868	$3,011	$2,530	0%
In 2023, the Compensation Committee made grants of PSUs to our named executive officers for which 20% of the target number of PSUs would be earned at the end of a performance period ending December 31, 2025, if our net income for 2025 achieved its target (“2023 Net Income PSUs”). The achievement of the 2023 Net Income PSU goal was binary: if the goal was achieved, 125% of the target number of 2023 Net Income PSUs would have been earned, otherwise no 2023 Net Income PSUs would be earned. Any earned 2023 Net Income PSUs would have vested on March 1, 2026. In 2026, the Committee determined that performance fell short of our threshold goal, and as a result no 2023 Net Income PSUs were earned.
As a result of the achievement described above, each of our named executive officers earned the following PSUs in 2025, demonstrating the rigor of the performance goals set by the Compensation Committee and the alignment of our pay-for-performance philosophy:

2026 Proxy Statement	Teladoc Health	43

Executive compensation

Name	2025 EBITDA PSUs	2024 EBITDA PSUs
Charles Divita, III	23,591	43,703
Mala Murthy	—	—
Carlos Nueno	—	—
Kelly Bliss	15,596	—
Adam Vandervoort	5,107	—
The table below sets forth the RSUs and target number of PSUs granted to our named executive officers during 2025. The size of the equity awards granted to these named executive officers was determined based on the Compensation Committee’s analysis of the factors described above. No stock options were granted to any of our named executive officers in 2025.

Name	Number of RSUs granted in 2025	Target number of PSUs granted in 2025
Charles Divita, III	507,322	507,322
Mala Murthy	172,594	172,594
Carlos Nueno	104,602	104,603
Kelly Bliss	109,832	109,833
Adam Vandervoort	109,832	109,833
In light of our 2025 performance and downward volatility in our stock price, the Compensation Committee determined to reduce the target amount of Mr. Divita’s 2026 equity grant by 18%, from $9.7 million to $8 million. Despite this change, 92% of his target compensation is made up of equity-based and incentive pay, as a reflection of our commitment to link pay with performance and align the interests of our officers with stockholders.
The equity-based awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled “— Employment, Severance and Change in Control Arrangements.”
Retirement, health, welfare and additional benefits
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, health savings accounts, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants who have completed 12 months of service in the 401(k) plan up to 4% of eligible annual compensation. All matching contributions are fully vested when made. The Teladoc Health, Inc. 2015 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) also permits eligible employees to purchase common stock at a discount through payroll deductions during defined offering periods.
Employment agreements
We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and the Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of our named executive officers has entered into an employment agreement or an executive severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. We have also adopted a Level 14 Severance Plan (the “Severance Plan”) under which certain of our employees who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with us are eligible for severance payments and benefits in connection with a qualifying termination of employment. These arrangements are described below under “— Potential Payments upon Termination or Change in Control.”

44	Teladoc Health	2026 Proxy Statement

Executive compensation

Tax implications
Our Compensation Committee may take into consideration the accounting and tax treatment of the compensation and benefit arrangements for of our named executive officers. These considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.
Accounting considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718—Stock Compensation. Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.
Compensation policies and practices
Stock ownership guidelines
We encourage our executive officers and directors to purchase shares of our common stock and to maintain a minimum ownership level during their tenure to foster alignment with our investing stockholders. To reinforce this objective, we have adopted minimum stock ownership guidelines for our executive officers and non-employee directors. Pursuant to those guidelines, the individuals in the positions listed below must hold a number of shares of our common stock equal to the multiples specified below. All individuals subject to the guidelines are on track to be in compliance within the required compliance period.

Position	Stock ownership requirement	Compliance period
Chief Executive Officer	5x Base Salary	By the fifth anniversary after appointment
All other executive officers	3x Base Salary
Non-employee directors	3x Annual Board Cash Retainer
Insider trading policy
We maintain an Insider Trading Compliance Policy that applies to all securities issued by us. Our officers, directors and employees are prohibited from engaging in hedging transactions, including purchasing our stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of our equity securities. The policy also prohibits pledging our stock as collateral to secure loans. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the policy is publicly filed as an exhibit to our Annual Report on Form 10-K.
Clawback policy
The Board has adopted an Incentive-Based Compensation Recovery Policy that complies with SEC rules and NYSE listing standards and that applies to each of our current and former executive officers. Under the policy, recoupment of certain incentive-based compensation in the form of cash and/or equity would be generally required in the event we restate our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of such restatement, the policy provides for the recoupment of excess incentive-based compensation received by the executive officer during the three years prior to the restatement that was granted, earned or vested based wholly or in part upon the attainment of any erroneous financial reporting measure. A copy of the policy is publicly filed as an exhibit to our Annual Report on Form 10-K.

2026 Proxy Statement	Teladoc Health	45

Executive compensation

Compensation committee report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Sandra L. Fenwick (Chair)
Kenneth H. Paulus
David L. Shedlarz
David B. Snow, Jr.

46	Teladoc Health	2026 Proxy Statement

Compensation tables
2025 Summary compensation table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Option awards(1) ($)	Non-equity incentive plan compensation(2) ($)	All other compensation ($)		Total ($)
Charles Divita, III Chief executive officer	2025	800,000	—	9,699,996	—	584,000	119,000	(3)	11,202,996
	2024	450,000	—	15,028,180	—	448,087	135,000		16,061,267
Mala Murthy* Former chief financial officer	2025	489,375	—	3,299,998	—	—	14,000	(4)	3,803,373
	2024	566,252	—	4,430,642	—	220,000	13,800		5,230,694
	2023	516,667	—	4,999,975	—	415,000	13,200		5,944,842
Carlos Nueno President, international	2025	589,552	—	2,000,000	—	564,201	95,373	(5)	3,249,126
	2024	502,214	97,527	1,643,530	—	410,878	84,989		2,739,138
Kelly Bliss President, U.S. group health	2025	516,667	—	2,099,997	—	331,500	14,000	(4)	2,962,164
	2024	467,841	90,600	1,752,498	—	190,000	13,800		2,514,739
Adam C. Vandervoort Chief legal officer and secretary	2025	495,000	—	2,099,997	—	247,000	14,000	(4)	2,855,997
	2024	466,667	94,000	1,929,852	—	130,000	13,800		2,634,319
	2023	446,667	—	2,849,978	—	226,000	13,200		3,535,845
*       Ms. Murthy served as our acting Chief Executive Officer and Principal Financial Officer from April 5, 2024 to June 10, 2024. She resigned from the Company effective on November 21, 2025, with Mr. Divita serving as principal financial officer until Ms. Murthy’s replacement is named.
(1)Represents the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026. The maximum possible value of the PSUs granted in 2025, based on the closing price per share of our common stock on the date they were granted, was as follows:

Name	Maximum possible value of the 2025 PSUS ($)
Charles Divita, III	9,699,997
Mala Murthy	3,299,997
Carlos Nueno	2,000,009
Kelly Bliss	2,100,007
Adam C. Vandervoort	2,100,007
For additional information regarding the stock-based awards granted to the named executive officers in 2025, refer to the “2025 Grants of Plan-Based Awards Table.”
(2)Amounts listed were earned under our annual cash incentive program.
(3)Represents relocation benefit received in connection with Mr. Divita’s commencement of employment for the first 12 months of his employment and company matching contributions to the named executive officer’s 401(k) plan account.
(4)Represents company matching contributions to the named executive officer’s 401(k) plan account.
(5)Amount shown represents $26,476 in social security benefit, $7,001 in health insurance premiums, $17,268 in life insurance premiums, $10,032 in company car usage, a $3,008 meal allowance and $31,588 in tax gross ups. The Company agreed to provide Mr. Nueno with the foregoing benefits pursuant to Mr. Nueno’s employment agreement with the Company dated May 31, 2018, in connection with the Company’s acquisition of Advanced Medical. Mr. Nueno is paid in euros, which have been converted to U.S. dollars using the 2025 monthly average exchange rate of $1.129959 to €1.0.

2026 Proxy Statement	Teladoc Health	47

Compensation tables

2025 Grants of plan-based awards table

				Estimated future payouts under non-equity incentive plan awards (3)			Estimated future payouts under equity incentive plan awards(4)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(5)
Name	Incentive plan(1)	Grant date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles Divita, III	2023 Incentive award Plan	3/1/2025	(6)				—	507,322	1,014,644				4,849,998
	2023 Incentive award plan	3/1/2025	(7)							507,322			4,849,998
	Bonus program	—		—	800,000	1,600,000
Mala Murthy	2023 Incentive award plan	3/1/2025	(6)				—	172,594	345,188				1,649,999
	2023 Incentive award plan	3/1/2025	(7)							172,594			1,649,999
	Bonus program	—		—	467,500	935,000
Carlos Nueno	2023 Incentive award plan	3/1/2025	(6)				—	104,603	209,206				1,000,005
	2023 Incentive award plan	3/1/2025	(7)							104,602			999,995
	Bonus program	—	(8)	—	442,164	884,328
Kelly Bliss	2023 Incentive award plan	3/1/2025	(6)				—	109,833	219,666				1,050,003
	2023 Incentive award plan	3/1/2025	(7)							109,832			1,049,994
	Bonus program	—		—	390,000	780,000
Adam C. Vandervoort	2023 Incentive award plan	3/1/2025	(6)				—	109,833	219,666				1,050,003
	2023 Incentive award plan	3/1/2025	(7)							109,832			1,049,994
	Bonus program	—		—	325,000	650,000
(1)The award was granted under the 2023 Incentive Award Plan or our annual cash bonus program, as indicated in this column.
(2)Awards granted on March 1, 2025 were approved on February 19, 2025.
(3)The portion of the annual bonus based on corporate performance may range from zero to a maximum of no more than 200% of the target bonus. However, the individual component of each applicable named executive officer’s award is not based on achievement of any pre-established performance goals and may result in an award that exceeds the maximum shown here. Additional detail regarding the determination of cash bonuses is included above under “Compensation Discussion and Analysis — Elements of Compensation — Cash Bonuses.” Actual payments are set forth in the “Summary Compensation Table” above.
(4)The PSUs granted in 2025 may range from zero to a maximum of no more than 200% of the target number of shares.
(5)Amounts in this column reflect the aggregate grant date fair value of awards granted during 2025 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are included in Note 14 to our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.
(6)The PSU award is earned based on our attainment of adjusted EBITDA and compound annual revenue growth rate targets. To the extent earned, (i) the 2025 EBITDA PSUs would each vest as to one-third of any earned PSUs on March 1, 2026 and as to the remaining two-thirds in eight substantially equal quarterly installments thereafter and (ii) the 2025 Revenue CAGR PSUs would vest as to any earned PSUs on March 1, 2028, in each case as described above in the section titled “Compensation Discussion and Analysis — Elements of

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Compensation tables

Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(7)The RSU award vests as to one-third on the first anniversary of the grant date, and the remaining two-thirds in eight substantially equal quarterly installments thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(8)Mr. Nueno is paid in euros (2025 target cash bonus of €391,310), which have been converted to U.S. dollars using the 2025 monthly average exchange rate of $1.129959 to €1.0.

2026 Proxy Statement	Teladoc Health	49

Compensation tables

2025 Outstanding equity awards at fiscal year-end table

			Option awards				Stock awards
Name	Grant date		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Charles Divita, III	3/1/2025	(1)					507,322	3,551,254	—	—
	3/1/2025	(2)					126,831	887,817	—	—
	3/1/2025	(3)					—	—	380,491	2,663,437
	6/10/2024	(4)					234,963	1,644,741	—	—
	6/10/2024	(5)					—	—	704,887	4,934,209
	6/10/2024	(6)					234,962	1,644,734	—	—
Mala Murthy	6/1/2022	(7)	141,076	—	32.62	2/21/2026
	6/24/2019	(8)	36,882	—	62.75	2/21/2026
Carlos Nueno	3/1/2025	(1)					104,602	732,214	—	—
	3/1/2025	(9)					—	—	104,603	732,221
	3/19/2024	(10)					22,782	159,474	—	—
	3/19/2024	(11)					27,337	191,359	—	—
	3/3/2023	(12)					3,101	21,707	—	—
	3/3/2023	(13)					7,440	52,080	—	—
	3/3/2023	(14)					1,061	7,427	—	—
	6/1/2022	(7)	47,025	—	32.62	5/31/2032
Kelly Bliss	3/1/2025	(1)					109,832	768,824	—	—
	3/1/2025	(15)					27,458	192,206	—	—
	3/1/2025	(16)					—	—	82,375	576,625
	3/19/2024	(10)					24,293	170,051	—	—
	3/19/2024	(11)					29,150	204,050	—	—
	3/3/2023	(12)					3,488	24,416	—	—
	3/3/2023	(13)					8,371	58,597	—	—
	3/3/2023	(14)					1,186	8,302	—	—
	6/1/2022	(7)	58,782	—	32.62	5/31/2032
Adam C. Vandervoort	3/1/2025	(1)					109,832	768,824	—	—
	3/1/2025	(2)					27,458	192,206	—	—
	3/1/2025	(3)					—	—	82,375	576,625
	3/19/2024	(10)					26,750	187,250	—	—
	3/19/2024	(11)					32,100	224,700	—	—
	3/3/2023	(12)					4,418	30,926	—	—
	3/3/2023	(13)					10,603	74,221	—	—
	3/3/2023	(14)					1,510	10,570	—	—
	6/1/2022	(7)	78,768	—	32.62	5/31/2032
	3/1/2018	(8)	14,058	—	38.55	3/1/2028

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Compensation tables

(1)One-third of the RSU award vests on March 1, 2026, with the remainder vesting in eight substantially equal quarterly installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(2)The PSU award was earned based on our attainment of a 2025 consolidated Company adjusted EBITDA target and vested as to one-third of any earned PSUs on March 1, 2026 and as to the remaining two-thirds in substantially equal quarterly installments over the subsequent two years, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award ranged from 0% to 200% of the target number of shares, with no minimum threshold for payout.
(3)The PSU award is earned based on our attainment of a consolidated Company compound annual revenue growth rate target during 2025-2027 and, to the extent earned, vests on March 1, 2028, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(4)One-third of the RSU award vests on June 10, 2025, with the remainder vesting in eight substantially equal quarterly installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(5)The PSU award is earned based on our attainment of a compound annual revenue growth rate target during 2025-2027 and, to the extent earned, vests on March 1, 2028, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(6)The PSU award was earned based on our attainment of a 2025 adjusted EBITDA target and vested as to seven-twelfths of any earned PSUs on March 10, 2026 and as to the remaining five-twelfths in five substantially equal quarterly installments over the subsequent 15 months, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award ranged from 0% to 200% of the target number of shares, with no minimum threshold for payout.
(7)The option vests as to one-third of the total shares underlying the option on the first anniversary of the grant date and in substantially equal monthly installments over the ensuing 24 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(8)The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in substantially equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(9)The PSU award is earned based on our attainment of an International business unit compound annual revenue growth rate target during 2025-2027 and, to the extent earned, vests on March 1, 2028, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(10)One-third of the RSU award vests on the first anniversary of the grant date, with the remainder vesting in eight substantially equal quarterly installments beginning on June 1, 2025, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(11)The PSU award would have been earned based on our attainment of a 2025 revenue target and would have vested as to two-thirds of any earned PSUs on March 1, 2026 and as to the remaining one-third in substantially equal quarterly installments over the subsequent year, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award would have ranged from 0% to 200% of the target number of shares, with no minimum threshold for payout. Subsequent to December 31, 2025, the Committee determined that no such PSUs were earned.
(12)One-third of the RSU award vests on March 1, 2024, with the remainder vesting in eight substantially equal quarterly installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(13)The PSU award would have been earned based on our attainment of a 2025 net income target and would have vested on March 1, 2026, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award would have either been zero or 125% of the target number of shares. Subsequent to December 31, 2025, the Committee determined that no such PSUs were earned.
(14)The PSU award was earned based on our attainment of a 2023 adjusted EBITDA target and vested as to one-third of any earned PSUs on March 1, 2024 and as to the remaining two-thirds in substantially equal quarterly installments over the subsequent two years, as described

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above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award ranged from 0% to 200% of the target number of shares, with no minimum threshold for payout.
(15)The PSU award was earned based on our attainment of a 2025 Integrated Care segment adjusted EBITDA target and vested as to one-third of any earned PSUs on March 1, 2026 and as to the remaining two-thirds in substantially equal quarterly installments over the subsequent two years, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs that may have actually been earned under this award ranged from 0% to 200% of the target number of shares, with no minimum threshold for payout.
(16)The PSU award is earned based on our attainment of a U.S. Group Health business unit compound annual revenue growth rate target during 2025-2027 and, to the extent earned, vests on March 1, 2028, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

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2025 Option exercises and stock vested table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Charles Divita, III	—	—	234,961	1,753,592
Mala Murthy	—	—	113,009	904,869
Carlos Nueno	—	—	49,641	397,653
Kelly Bliss	—	—	54,119	433,749
Adam C. Vandervoort	—	—	63,023	505,313
2025 Pension benefits
None of our named executive officers participated in any defined benefit pension plans in 2025.
2025 Nonqualified deferred compensation
None of our named executive officers participated in any non-qualified deferred compensation plans in 2025.
Potential payments upon termination or change in control
We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of Teladoc Health. The amount of compensation payable to each named executive officer in these situations is described below.
Employment, severance and change in control arrangements
Each of our named executive officers has entered into an employment or severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. We have also adopted the Severance Plan, under which certain of our employees who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with us, are eligible for severance payments and benefits in connection with a qualifying termination of employment. If an eligible employee has entered into an employment or severance agreement that entitles him or her to severance payments and benefits that would be less favorable than such severance payments or benefits he or she would be entitled to under the Severance Plan, the Severance Plan will control.
Charles Divita, III
In the event Mr. Divita is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive:
•18 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•up to 18 months’ of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a pro rata portion of the bonus he would have earned for the year of termination
•accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period, provided that in the case of performance-based awards granted on

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June 10, 2024, the accelerated equity vesting described in this bullet will be calculated as if such performance conditions are deemed satisfied at target level
If Mr. Divita is terminated by us without cause or he resigns for good reason, in either case within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Divita is entitled to receive the following in lieu of the severance benefits described above:
•a lump-sum payment equal to 100% of his base salary plus target bonus opportunity
•18 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•up to 18 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a pro rata portion of the bonus he would have earned for the year of termination
•accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied, provided that in the case of performance-based awards granted on June 10, 2024, the accelerated equity vesting described in this bullet will be calculated as if such performance conditions are deemed satisfied at target level
Mr. Divita’s employment agreement contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment.
For purposes of Mr. Divita’s employment agreement:
•“Cause” generally means, subject to certain notice requirements and cure rights, Mr. Divita’s: (i) breach of his duty of loyalty to the Company or his willful breach of his duty of care to the Company; (ii) material failure or refusal to comply with reasonable written policies, standards and regulations established by our Board from time to time; (iii) commission of a felony, an act of theft, embezzlement or misappropriation of funds or the property of the Company or its subsidiaries of material value or an act of fraud involving the Company or its subsidiaries; (iv) willful misconduct or gross negligence which causes or reasonably could cause (for example, if it became publicly known) material harm to the Company’s standing, condition or reputation; (v) material violation of the Company’s Code of Ethics (or similar written policies concerning ethical behavior) or written policies concerning harassment or discrimination; or (vi) material breach of the provisions of his confidentiality agreement with the Company or a material provision of his employment agreement.
•“Good reason” generally means, subject to certain notice requirements and cure rights, a material diminution in Mr. Divita’s base salary, target annual bonus level or authority, duties or responsibilities, other than as a result of a change of control immediately after which he holds a position with the Company or its successor (or any other entity that owns substantially all of the Company’s business after such sale) that is substantially equivalent with respect to the Company’s business as Mr. Divita held prior to such change of control, a requirement that he relocate his principal place of employment outside of a specified metropolitan area or the failure to obtain an agreement from any successor to our business to assume his employment agreement.
Carlos Nueno
We have entered into a services agreement with Mr. Nueno, who resides in Spain and oversees our international operations. In the event that he is terminated by us without cause or he resigns for good reason, he is entitled to receive:
•continued base salary for 18 months
•any earned but unpaid bonus for the year prior to the year of termination
•continued benefits for up to 18 months (including use of a company vehicle and related expenses, computer and mobile phone use, the cost of private health insurance for Mr. Nueno and his direct relatives, and the cost of life insurance for Mr. Nueno)
•accelerated vesting of his time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period
If Mr. Nueno is terminated by us without cause or he resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described above:

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•18 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•continued benefits for up to 18 months (as described above)
•a lump-sum payment equal to 75% of the target bonus payment for the year of termination
•accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied
For purposes of the agreements, “cause” generally means, his: (i) continued failure to perform his assigned duties, his contravention of specific lawful and reasonable directions or of instructions or guidelines of our Board or the President of the Company or his contravention of his fiduciary duties or any other obligations imposed to members of the Board under applicable laws; (ii) acts of dishonesty, resulting or intending to result in personal gain or enrichment at the expense of the Company, including any act of corruption or fraud, the giving or receiving of bribes, facilitation payments or kickbacks; (iii) conviction of a crime or the commission of any material felony; (iv) failure to comply in all material aspects with the Company’s code of conduct or other mandatory policies to which he had been notified of; (v) willful misconduct, or intentional misconduct or gross or fraudulent negligence in the performance of assigned duties; or (vi) breach of restrictive covenants under his services agreement. “Good reason” generally means, (i) our serious breach of his agreement; or (ii) a material modification of the contractual terms and conditions agreed by him and the Company without his written consent.
The agreements also contain restrictive covenants pursuant to which Mr. Nueno has agreed to refrain from competing with us or soliciting our employees or customers following her termination of employment for a period of 18 months.
Kelly Bliss and Adam C. Vandervoort
We have entered into executive severance agreements with each of Ms. Bliss and Mr. Vandervoort. In the event that either of them is terminated by us without cause or she or he resigns for good reason, subject to her or his timely executing a release of claims in our favor, she or he is entitled to receive:
•continued base salary for 12 months
•any earned but unpaid bonus for the year prior to the year of termination
•premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected, for up to 12 months
•accelerated vesting of her or his time-based equity awards that were scheduled to vest in the following 12 months, and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period
If either of them is terminated by us without cause or she or he resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to her or his timely executing a release of claims in our favor, she or he is entitled to receive the following in lieu of the severance benefits described above:
•12 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a lump-sum payment equal to 100% (in the case of Mr. Vandervoort) or 75% (in the case of Ms. Bliss) of the target bonus payment for the year of termination
•a pro rata portion of the bonus he would have earned for the year of termination (in the case of Mr. Vandervoort)
•accelerated vesting of her or his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied
For purposes of the agreement with Mr. Vandervoort, “cause” generally means, subject to certain notice requirements and cure rights, his: (i) willful and continued failure to substantially perform her or his duties to us (other than any such failure resulting from her or his incapacity due to disability); (ii) willful engaging in misconduct that is significantly injurious to us, monetarily, in reputation or otherwise, including any conduct that is in violation of our written employee workplace policies; or (iii) commission of any felony, or any crime involving dishonesty in respect to our business and affairs. For purposes of Ms. Bliss’ executive severance agreement, “cause” has substantially the same meaning as in Mr. Divita’s employment agreement.

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For purposes of the agreements with Ms. Bliss and Mr. Vandervoort, “good reason” generally means, subject to certain notice requirements and cure rights, a material reduction in the amount of her or his base salary, target bonus or duties, responsibilities or authority, a requirement that she or he relocate her or his principal place of employment outside of a specified metropolitan area, failure to obtain an agreement from any successor to our business to assume the agreement, or, in the case of Mr. Vandervoort, our material breach of his agreement.
The agreements also contain restrictive covenants pursuant to which each of them has agreed to refrain from competing with us or soliciting our employees or customers following her or his termination of employment for a period of 12 months.
Mala Murthy
Ms. Murthy resigned as Chief Financial Officer effective on November 21, 2025 and did not receive any payments or benefits in connection with her resignation.
PSU awards
The grants of PSUs made to our named executive officers in 2025 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. This provision is intended to address the practical impact of a transaction that truncates the performance period, and is not intended to provide a windfall. One-third of the earned 2025 EBITDA PSUs would have vested on the change in control date and the remaining two-thirds would have vested in substantially equal quarterly installments over the two-year period following the change in control date. All of the earned 2025 Revenue CAGR PSUs would vest on the change in control date.

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Quantification of potential payments upon termination or a change in control
The following table shows potential payments to our named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2025, for various scenarios involving a change in control or termination of employment, assuming a December 31, 2025, termination or transaction date and, where applicable, using the closing price of our common stock of  $7.00 (as reported on the NYSE as of December 31, 2025).

	Form of payment
Name/Triggering event	Cash severance ($)(1)	Benefit continuation ($)	Equity awards ($)(2)	Total ($)
Charles Divita, III
Involuntary termination(3)	1,784,000	—	3,519,313	5,303,313
Change in control(4)	—	—	8,068,704	8,068,704
Termination in connection with change in control(5)	3,384,000	—	13,264,699	16,648,699
Carlos Nueno
Involuntary termination(6)	884,327	54,448	583,828	1,522,603
Change in control(7)	—	—	732,221	732,221
Termination in connection with change in control(8)	1,215,950	54,448	1,653,043	2,923,441
Kelly Bliss
Involuntary termination(9)	520,000	40,572	680,911	1,241,483
Change in control(7)	—	—	685,797	685,797
Termination in connection with change in control(10)	812,500	40,572	1,657,390	2,510,462
Adam C. Vandervoort
Involuntary termination(9)	500,000	40,672	660,625	1,201,297
Change in control(7)	—	—	612,374	612,374
Termination in connection with change in control(10)	825,000	40,672	1,609,944	2,475,616
(1)Because this table assumes the given event occurred on December 31, 2025, the amounts shown in this column reflect the full 2025 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on date the event occurred.
(2)For stock options, reflects the excess of the market price of $7.00 of our common stock on December 31, 2025, the last trading day of the year, over the exercise price of the stock option, multiplied by the number of unvested shares that vest upon the given event. For RSUs and PSUs, reflects the market price of $7.00 of our common stock on December 31, 2025, multiplied by the number of unvested shares that vest upon the given event.
(3)Under Mr. Divita’s employment agreement, upon his termination by us without cause or his resignation for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary; (ii) a pro rata portion of the bonus he would have earned for the year of termination; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) up to 18 months of premiums for continued health insurance premiums, if elected; and (v) accelerated vesting of time-based equity awards that were scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period, provided that in the case of performance-based awards granted on June 10, 2024, the accelerated equity vesting described in this clause (v) will be calculated as if such performance conditions are deemed satisfied at target level.
(4)The grants of PSUs made to Mr. Divita in 2025 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. One-third of the Consolidated EBITDA PSUs would vest on the change of control date and the remaining two-thirds would vest in substantially equal quarterly installments over the two-year period following the change in control date. All of the earned Consolidated Revenue CAGR PSUs would vest on the change in control date. Seven-twelfths of the earned 2024 EBITDA PSUs would vest on the change in control date and the remaining five-twelfths would vest in substantially equal quarterly installments over the subsequent 15 months. In 2024, the Compensation Committee granted PSUs to Mr. Divita in connection with his appointment as CEO that would be earned if our actual compound annual revenue growth rate over a performance period ending in 2027 achieved its target (“2024 Revenue CAGR PSUs”). All of the earned 2024 Revenue CAGR PSUs would vest on the change in control date. The amounts shown in this row for PSUs reflect vesting of the target number of the Consolidated EBITDA PSUs, Consolidated Revenue CAGR PSUs, 2024 EBITDA PSUs and 2024 Revenue CAGR PSUs.

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(5)Under Mr. Divita’s employment agreement, upon his termination by us without cause or his resignation for good reason, in either case within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Divita is entitled to receive: (i) a lump-sum payment equal to 100% of his base salary plus target bonus opportunity; (ii) 18 months of continued base salary; (iii) a pro rata portion of the bonus he would have earned for the year of termination; (iv) any earned but unpaid bonus for the year prior to the year of termination; (v) up to 18 months of continued health insurance premiums, if elected; and (vi) all of his unvested equity and equity-based awards subject to service-based vesting will immediately and fully vest and any performance-based awards will remain eligible to vest to the extent the performance conditions are thereafter satisfied, provided that in the case of performance-based awards granted on June 10, 2024, the accelerated equity vesting described in this clause (vi) will be calculated as if such performance conditions are deemed satisfied at target level. The amount shown in this row for PSUs reflects vesting of the target number of the Consolidated EBITDA PSUs, Consolidated Revenue CAGR PSUs, 2024 EBITDA PSUs and 2024 Revenue CAGR PSUs .
(6)In the event that Mr. Nueno is terminated by us without cause or resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 18 months of continued benefits; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period.
(7)The grants of PSUs made to the named executive officers other than Mr. Divita provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. One-third of the earned 2025 EBITDA PSUs would vest on the change in control date and the remaining two-thirds would vest in substantially equal quarterly installments over the two-year period following the change in control date. All of the earned 2025 Revenue CAGR PSUs would vest on the change in control date. Two-thirds of the earned 2024 Revenue PSUs would vest on the change in control date and the remaining one-third would vest in substantially equal quarterly installments over the one-year period following the change in control date. All of the earned 2023 Net Income PSUs would vest on the change in control date. The amounts shown in this row for PSUs reflect vesting of one-third of the target number of 2025 EBITDA PSUs and the target number of the 2025 Revenue CAGR PSUs. No 2024 Revenue PSUs or 2023 Net Income PSUs were earned.
(8)In the event that Mr. Nueno is terminated by us without cause or resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) a lump-sum payment equal to 75% of his target annual bonus for the year of termination; (iv) up to 18 months of benefits; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to Mr. Nueno in 2025, the 2024 Revenue PSUs and the 2023 Net Income PSUs would each become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2023 Incentive Award Plan), and the number of PSUs earned would equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects the target number of 2025 Revenue CAGR PSUs and 2025 EBITDA PSUs and the vesting of PSUs that the Compensation Committee granted prior to 2025 to Mr. Nueno that were earned prior to 2025.
(9)In the event that the named executive officer is terminated by us without cause or he or she resigns for good reason, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iv) accelerated vesting of his or her time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period.
(10)In the event that the named executive officer is terminated by us without cause or he or she resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a lump-sum payment equal to 100% (in the case of Mr. Vandervoort) or 75% (in the case of Ms. Bliss) of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus he or she would have earned for the year of termination; and (vi) accelerated vesting of his or her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to him or her in 2025, the 2024 Revenue PSUs and the 2023 Net Income PSUs would each become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2023 Incentive Award Plan), and the number of PSUs earned would equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects the target number of 2025 Revenue CAGR PSUs and 2025 EBITDA PSUs and the vesting of PSUs that the Compensation Committee granted prior to 2025 to such officer that were earned prior to 2025.

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CEO pay ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Divita, our Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.
Mr. Divita had 2025 annual total compensation of $11,202,996 as reflected in the 2025 Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2025 was $87,811, as determined in the same manner as the total compensation for Mr. Divita. Based on this information, for 2025, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was 1 to 128.

Employee	2025 Annual total compensation ($)	Estimated pay ratio
Charles Divita, III, Chief Executive Officer	11,202,996	1:128
Median employee, other than our CEO	87,811
To identify the median employee from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2025, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all Company employees, including international employees and those working less than 40 hours per week, except that, in accordance with Item 402(u) of Regulation S-K, we excluded 194 individuals who became our employees on February 28, 2025, as a result of our acquisition of Catapult Health, 28 individuals who became our employees on April 30, 2025, as a result of our acquisition of Uplift Health and 29 individuals who became our employees on August 8, 2025, as a result of our acquisition of Telecare.
Compensation risk assessment
Management conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten us. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

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Equity compensation plan information
The following table sets forth certain information as of December 31, 2025, with respect to compensation plans under which shares of our common stock may be issued:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights(1) ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders(2)	9,107,974	(3)	27.65	17,407,209	(4)
Equity compensation plans not approved by security holders(5)	3,371,476	(6)	28.29	1,872,958	(7)
Total	12,479,450		27.82	19,280,167
(1)As of December 31, 2025, the weighted-average exercise price of outstanding options under the 2015 Incentive Award Plan was $28.00, the weighted-average exercise price of outstanding options under the 2017 Inducement Plan was $49.03, the weighted-average exercise price of outstanding options under the 2020 Incentive Award Plan was $39.07, the weighted-average exercise price of outstanding options under the 2023 Incentive Award Plan was $19.93, the weighted-average exercise price of outstanding options under the 2023 Inducement Plan was $18.77 and the weighted-average exercise price of outstanding options under the Livongo 2014 Plan (as defined below) was $4.60. These amounts do not take into consideration the shares issuable upon vesting of outstanding RSUs or PSUs, which have no exercise price.
(2)Consists of the 2015 Incentive Award Plan, the 2023 Incentive Award Plan and the Employee Stock Purchase Plan.
(3)Includes 1,132,621 outstanding options to purchase stock under the 2015 Incentive Award Plan, 59,569 shares subject to outstanding PSUs under the 2015 Incentive Award Plan (which number includes the target number of shares that may be earned under the PSUs for which the performance period ended on December 31, 2025), 170,488 outstanding RSUs (excluding the PSUs) under the 2015 Incentive Award Plan, 50,325 outstanding options to purchase stock under the 2023 Incentive Award Plan, 1,565,345 shares subject to outstanding PSUs under the 2023 Incentive Award Plan (which number includes the target number of shares that may be earned under the PSUs for which the performance period ended on December 31, 2025 and the target number of shares that may be earned under the PSUs for which the performance period ends after December 31, 2025) and 6,129,626 outstanding RSUs under the 2023 Incentive Award Plan.
(4)As of December 31, 2025, a total of 15,735,827 shares of stock were available for issuance under the 2023 Incentive Award Plan, a total of 1,671,382 shares of stock were available for issuance (of which no shares were subject to outstanding purchase rights) under our Employee Stock Purchase Plan and no shares of stock were available for issuance under the 2015 Incentive Award Plan.
(5)Consists of the 2023 Inducement Plan, the 2017 Inducement Plan, the 2020 Incentive Award Plan and the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Livongo 2014 Plan”). In connection with the Livongo merger in October 2020, we assumed the Livongo 2014 Plan.
(6)Includes 130,052 outstanding options to purchase stock under the 2023 Inducement Plan, 1,476,548 shares subject to outstanding PSUs under the 2023 Inducement Plan (which number includes the target number of shares that may be earned under the PSUs for which the performance period ends on December 31, 2025 and the target number of shares that may be earned under the PSUs for which the performance period ends after December 31, 2025), 1,332,089 outstanding RSUs under the 2023 Inducement Plan, 149,347 outstanding options to purchase stock and 158,712 outstanding RSUs under the 2020 Incentive Award Plan, 58,182 outstanding options under the 2017 Inducement Plan and 66,546 outstanding options to purchase stock under the Livongo 2014 Plan. As of December 31, 2025, no shares of stock were available for issuance under the 2020 Incentive Award Plan, the 2017 Inducement Plan or the Livongo 2014 Plan.
(7)As of December 31, 2025, a total of 1,872,958 shares of stock were available for issuance under the 2023 Inducement Plan.

60	Teladoc Health	2026 Proxy Statement

Compensation tables

Summary of the 2023 inducement plan
Our Board adopted the 2023 Inducement Plan on July 24, 2023, to enhance our ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities. The 2023 Inducement Plan was amended on June 10, 2024, February 20, 2025 and December 9, 2025, to increase the number of shares issuable thereunder. The 2023 Inducement Plan was adopted by the Board without stockholder approval pursuant to NYSE Rule 303A.08. As required under NYSE Rule 303A.08, awards under the 2023 Inducement Plan may only be made to a new employee or to a rehired employee following a bona fide period of interruption of employment if the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries. The 2023 Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other stock or cash-based awards. A total of 7,280,000 shares of our common stock have been reserved for issuance under the 2023 Inducement Plan. If an award under the 2023 Inducement Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the 2023 Inducement Plan. Further, shares delivered to satisfy the purchase price or tax withholding obligation for any award other than an option or SAR will again be available for new grants under the 2023 Inducement Plan.

2026 Proxy Statement	Teladoc Health	61

Compensation tables

Pay versus performance
The primary objectives of our executive compensation program are to retain key executives, attract new talent, link compensation to achievement of our business objectives and align the interests of our executives with those of our long-term stockholders. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-and long-term performance measures. In 2025, equity-based and incentive pay made up approximately 93% of our CEO’s target compensation and, on average, approximately 84% of our other named executive officers’ target compensation. The high utilization of equity-based and incentive compensation results in higher total realized pay when leadership exceeds the Compensation Committee-approved performance targets. Conversely, failure to achieve approved targets results in lower realized pay including the possibility that some awards pay zero at the end of their performance period.
Pay versus performance compensation actually paid table
The amounts shown below for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers. These amounts reflect the Summary Compensation Table total with certain adjustments as described below. For information regarding the decisions made by our Compensation Committee with respect to the named executive officer compensation for each year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the years covered in the table below.

Year	Summary Compensation Table Total for CEO (Gorevic)(1) ($)	Compensation Actually Paid to CEO (Gorevic)(2) ($)	Summary Compensation Table Total for CEO (Murthy)(1) ($)	Compensation Actually Paid to CEO (Murthy)(2) ($)	Summary Compensation Table Total for CEO (Divita)(1) ($)	Compensation Actually Paid to CEO (Divita)(2) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based On: ($)		Net Loss ($ thousands)	Company- Selected Measure: Revenue ($ thousands)(5)
									Total Shareholder Return	Peer Group Total Shareholder Return(4)
2025	—	—	—	—	11,202,996	5,443,074	3,217,665	1,800,160	4	148	(200,322)	2,529,997
2024	9,366,276	(1,253,029)	5,230,694	(1,085,718)	16,061,267	5,304,696	3,215,121	(1,060,253)	5	129	(1,001,245)	2,569,574
2023	11,613,736	9,400,898	—	—	—	—	4,935,878	3,702,389	11	126	(220,368)	2,602,415
2022	10,876,053	(2,755,173)	—	—	—	—	8,211,732	3,613,853	12	124	(13,659,531)	2,406,840
2021	11,637,898	(4,486,255)	—	—	—	—	3,776,044	(1,412,623)	46	126	(428,793)	2,032,707
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Divita, Ms. Murthy or Jason Gorevic, in connection with their service as our CEO during each corresponding year, as applicable, in the “Total” column of the Summary Compensation Table.
(2)For the years reported in the table, Mr. Gorevic was our CEO from 2021 to April 2024, Ms. Murthy was our acting CEO from April 2024 to June 2024, and Mr. Divita was our CEO from June 2024 to December 2025. The CEO Summary Compensation Table to compensation actually paid reconciliation is summarized in the following tables for each of Mr. Divita, Ms. Murthy and Mr. Gorevic for the years in which they served as CEO:

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Compensation tables

Jason Gorevic
	2024	2023	2022	2021
Summary Compensation Table Total Compensation	$9,366,276	$11,613,736	$10,876,053	$11,637,898
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(5,943,704)	(10,000,006)	(10,000,020)	(10,000,131)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	7,779,810	1,593,442	3,762,671
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,068,945)	(93,277)	(3,507,008)	(10,210,349)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	955,021	—	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,433,845)	100,635	(1,717,640)	323,656
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(3,127,832)	—	—	—
Compensation actually paid	$(1,253,029)	$9,400,898	$(2,755,173)	$(4,486,255)

Mala Murthy
2024
Summary Compensation Table Total Compensation	$5,230,694
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,430,642)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,352,201
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(2,107,763)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,130,208)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Compensation actually paid	$(1,085,718)

2026 Proxy Statement	Teladoc Health	63

Compensation tables

Charles Divita, III
	2025	2024
Summary Compensation Table Total Compensation	$11,202,996	$16,061,267
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(9,699,996)	(15,028,180)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	4,507,429	4,271,609
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(185,152)	—
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(382,203)	—
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
Compensation actually paid	$5,443,074	$5,304,696
(3)The non-CEO named executive officers for whom the average compensation is presented in this table are: for 2025, Mmes. Murthy and Bliss and Messrs. Vandervoort and Nueno; for 2024, Ms. Bliss and Messrs. Vandervoort, Nueno, Laizer Kornwasser and Michael Waters; for 2023, Ms. Murthy and Messrs. Kornwasser, Waters and Vandervoort; for 2022, Ms. Murthy, Dr. Claus Jensen and Messrs. Kornwasser and Waters; and for 2021, Ms. Murthy, Dr. Jensen and Messrs. David Sides, Andrew Turitz and Vandervoort. Mr. Sides is our former Chief Operating Officer and resigned from the Company effective on September 21, 2021. Dr. Jensen is our former Chief Innovation Officer and resigned from the Company effective on December 1, 2023. Mr. Kornwasser is our former President, Enterprise Growth and Global Markets and was terminated without cause from the Company effective on July 1, 2024. Mr. Turitz is our former Executive Vice President, Corporate Development and resigned from the Company effective on September 4, 2024. Ms. Verstraete is our former Chief Marketing Officer and resigned from the Company effective on October 11, 2024. Mr. Waters is our former Chief Operating Officer and resigned from the Company with good reason effective on December 31, 2024.

	2025	2024	2023	2022	2021
Summary Compensation Table Total Compensation	$3,217,665	$3,215,121	$4,935,878	$8,211,732	$3,776,044
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,374,998)	(2,205,052)	(4,087,486)	(7,249,976)	(3,041,445)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,300,934	322,104	3,179,986	3,668,043	1,058,324
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(46,288)	(686,430)	(211,897)	(693,095)	(1,461,413)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	79,534	—	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(80,886)	(921,819)	(114,092)	(322,851)	(219,721)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(216,267)	(863,711)	—	—	(1,524,412)
Compensation actually paid	$1,800,160	$(1,060,253)	$3,702,389	$3,613,853	$(1,412,623)
(4)The peer group used for calculating Peer Group Total Shareholder Return is the S&P 500 Health Care Index.
(5)We have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance.

64	Teladoc Health	2026 Proxy Statement

Compensation tables

Relationship between pay and performance
Below are graphs showing the relationship of  “compensation actually paid” (“CAP”) to our CEO and other named executive officers in 2021-2025 to (1) the total shareholder return of both us and the S&P 500 Health Care Index, (2) our net loss and (3) our revenue.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.
Teladoc Health, Inc. & Peer TSR vs. Compensation Actually Paid
Teladoc Health, Inc. Net loss vs. Compensation Actually Paid

2026 Proxy Statement	Teladoc Health	65

Compensation tables

Teladoc Health, Inc. Revenue vs. Compensation Actually Paid
Listed below are the financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid for 2025 to our named executive officers to company performance.

	Measure	Explanation
Financial Measures	Revenue	Measures our top-line growth
Adjusted EBITDA
A non-GAAP measure that consists of net loss before net loss before provision for income taxes; other expense (income), net; interest income; interest expense; depreciation of property and equipment; amortization of intangible assets; restructuring costs; acquisition, integration, and transformation cost; goodwill impairment; and stock-based compensation

	Net Income	Measures our bottom-line growth

66	Teladoc Health	2026 Proxy Statement

Audit matters

Proposal 3
Ratification of the appointment of the independent registered public accounting firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit our financial statements. In accordance with its charter, the Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2026, and has unanimously approved and recommended that the stockholders ratify such appointment.
Ernst & Young LLP audited our annual financial statements for the year ended December 31, 2025. In determining whether to reappoint the independent registered public accountants, the Audit Committee considers the length of time the firm has been engaged, the quality of the discussions with the independent registered public accountants and its annual assessment of the past performance of both the lead audit partner and Ernst & Young LLP. The Committee is responsible for the negotiation of audit fees associated with our retention of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire. The Committee is responsible for selecting our independent registered public accounting firm and neither our Certificate of Incorporation nor our Bylaws require approval or ratification of such selection by our stockholders. The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

Your Board of Directors recommends that you vote FOR ratifying the appointment of the independent registered public accounting firm.

2026 Proxy Statement	Teladoc Health	67

Audit matters

Audit and non-audit fees
The following table sets forth fees for services Ernst & Young LLP provided to Teladoc Health during 2025 and 2024:

	Fiscal year ended December 31,
E&Y fees	2025 ($)	2024 ($)
Audit fees(1)	$4,122,286	$4,121,804
Audit-related fees(2)	—	—
Tax fees(3)	109,799	90,072
All other fees(4)	19,941	17,059
Total	$4,252,026	$4,228,935
(1)AUDIT FEES. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, statutory audits, the review of our quarterly consolidated financial statements, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)AUDIT-RELATED FEES. Consist of aggregate fees for due diligence related to mergers and acquisitions and point-in-time system pre-implementation review that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)TAX FEES. Consist of aggregate fees for tax compliance, tax advice, tax diligence and tax planning services.
(4)ALL OTHER FEES. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Committee has authorized its chair to pre-approve services. Engagements so pre-approved are to be reported to the Committee at its next scheduled meeting.
The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

68	Teladoc Health	2026 Proxy Statement

Audit matters

Audit committee report
This report is submitted by the Audit Committee of the Board of Teladoc Health. The Audit Committee consists of the two directors whose names appear below, as well as Ms. Salka and Mr. Smith who joined the Committee in 2026 and did not participate in the review of the Company’s 2025 financial statements. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board has designated Mr. Shedlarz, Ms. Salka and Mr. Smith as “audit committee financial experts,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board and available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s consolidated financial statements for 2025 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2025 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.
AUDIT COMMITTEE
David L. Shedlarz (Chair)
David B. Snow, Jr.

2026 Proxy Statement	Teladoc Health	69

Stock ownership matters
Securities ownership of certain beneficial owners and management
Directors and executive officers
The following table sets forth the amount of our common stock beneficially owned as of March 26, 2026 (except as otherwise noted below), by each director or director-nominee, each named executive officer included in the 2025 Summary Compensation Table, and all directors, director-nominees and current executive officers as a group. Beneficial ownership is determined in accordance with applicable rules of the SEC. Unless otherwise indicated, beneficial ownership is direct, and the person listed has sole voting and investment power.
The address of each individual named in the table below is c/o Teladoc Health, Inc., 155 East 44th Street, Suite 1700, New York, New York 10017.

Name of beneficial owner	Shares	Options(1)	RSUs(1)	Total	Percent of class(2)
Kelly Bliss	84,747	58,782	—	143,529	*
Charles Divita, III	364,784	—	—	364,784	*
Sandra L. Fenwick(3)	40,432	—	—	40,432	*
Catherine A. Jacobson	37,867	—	28,986	66,853	*
Mala Murthy(4)	142,385	—	—	142,385	*
Carlos Nueno	50,595	47,025	—	97,620	*
Kenneth H. Paulus(5)	10,000	14,647	—	24,647	*
Susan R. Salka	—	—	—	—	*
David L. Shedlarz(6)	32,280	4,082	28,986	65,348	*
Michael S. Smith	—	—	—	—	*
Mark Douglas Smith, M.D., MBA(7)	8,355	8,132	—	16,487	*
David B. Snow, Jr.(8)	136,046	33,720	28,986	198,752	*
Adam C. Vandervoort	103,239	92,826	—	196,065	*
All directors, nominees for director and current executive officers as a group (13 persons)	868,345	301,654	86,958	1,256,957	0.70%
(1)Reflects the number of shares that could be acquired within 60 days of March 26, 2026, through the exercise of stock options and vesting of RSUs, as applicable. The shares are excluded from the column headed “Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)Based on 180,431,102 shares outstanding on March 26, 2026, and assuming the exercise of options and vesting of RSUs reported in the table, as applicable to the calculation.
(3)Includes 28,362 shares held by the Geoffrey L. Fenwick Family Irrevocable Trust for the benefit of Ms. Fenwick’s children and for which Ms. Fenwick and her spouse serve as co-trustees and share voting and investment power. Excludes 64,651 RSUs deferred pursuant to the Deferred Compensation Plan.
(4)The number of shares reported for Ms. Murthy is as of November 21, 2025, her last day with the Company.
(5)Excludes 70,677 RSUs deferred pursuant to the Deferred Compensation Plan.
(6)Excludes 10,329 RSUs deferred pursuant to the Deferred Compensation Plan.
(7)Excludes 64,357 RSUs deferred pursuant to the Deferred Compensation Plan.

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Stock ownership matters

(8)Includes 52,000 shares held by the David B. Snow, Jr. Irrevocable Trust dated December 12, 2012 for the benefit of Mr. Snow’s children and for which Mr. Snow’s spouse serves as trustee.
*      Represents less than 1% of the outstanding common stock.
Significant stockholders
The following table lists certain persons known by us to own beneficially more than 5% of the outstanding shares of our common stock as of March 26, 2026. Beneficial ownership is determined in accordance with applicable rules of the SEC. Except as set forth below, and to the best of our knowledge, no other person (or persons acting in concert) owns beneficially more than 5% of our common stock.

	Number of shares	Percent of class(1)
BlackRock,Inc.(2)	13,556,351	7.51%
(1)Based on 180,431,102 shares outstanding on March 26, 2026.
(2)BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on April 24, 2025. BlackRock reports that it has sole power to dispose of 13,556,351 shares and sole power to vote 13,259,623 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001. Information regarding beneficial ownership of Teladoc Health common stock by BlackRock is included herein in reliance on the aforementioned Schedule 13G.

2026 Proxy Statement	Teladoc Health	71

Information about the annual meeting and voting
Our Board is furnishing you this proxy statement in connection with the Annual Meeting.

When	Virtual meeting	Access to webcast	Record date
Webcast starts on: Thursday, May 21, 2026, at 2:00 p.m. EDT	Any stockholder can attend the Annual Meeting live via the Internet at: www.virtualshareholdermeeting.com/TDOC2026	Stockholders need a sixteen-digit control number to join the Annual Meeting	Stockholders of record at the close of business on March 26, 2026, may vote and submit questions while attending the Annual Meeting on the Internet

Items of business

1	Electing the director nominees
2	Approving, on an advisory basis, the compensation of our named executive officers
3	Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
4	Transacting such other business as may properly come before the meeting or any postponement(s) or adjournments(s)
Stockholders of record at the close of business on March 26, 2026, may vote and submit questions while attending the Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

72	Teladoc Health	2026 Proxy Statement

Information about the annual meeting and voting

Why am I receiving this proxy statement?
Teladoc Health is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock at the close of business on March 26, 2026, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
Why is the Annual Meeting being webcast?
The Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting. Technical assistance will be available for stockholders who experience an issue accessing the Annual Meeting. Contact information for technical support will appear on the Annual Meeting website prior to the start of the Annual Meeting.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2025 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. If you vote by Internet or telephone, please do not also mail your proxy card.
Who is entitled to vote?
The record date for the meeting is March 26, 2026. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Teladoc Health common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 180,431,102 shares of our common stock outstanding.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting.
Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee, as the record holder, along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.
How are abstentions and broker non-votes treated?
Shares of our common stock represented by proxies that are marked “ABSTAIN,” or which constitute broker non-votes, will be counted as present at the meeting for the purpose of determining a quorum. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the other proposals included in this proxy statement). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote” as to non-routine matters.
Abstentions and broker non-votes will have no effect on any of the proposals included in this proxy statement.

2026 Proxy Statement	Teladoc Health	73

Information about the annual meeting and voting

How can I vote my shares without attending the virtual meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the virtual meeting. If you are a stockholder of record, you may vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Internet	Telephone	Mobile device	Mail
www.proxyvote.com	Within the United States and Canada, 1-800-690-6903 (toll-free)	Scan the QR code	Return a properly executed proxy card or voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available

Proxies submitted electronically, by telephone or by mail as described above must be received by 11:59 p.m. EDT on May 20, 2026.
If you submit a proxy but do not indicate any voting instructions:

Proposals		Your shares will be voted
1	Election of nine director nominees	FOR each nominee
2	Advisory vote to approve executive compensation (Say-on-Pay)	FOR
3	Ratification of the selection of Ernst & Young LLP as independent auditors for 2026	FOR
Can I revoke my proxy and change my vote?
You may change your vote at any time prior to the taking of the vote at the virtual meeting. If you are the stockholder of record, you may change your vote by:
•providing a written notice of revocation to our corporate secretary prior to your shares being voted, at:

Teladoc Health Board of Directors Attention: Corporate Secretary 155 East 44th Street, Suite 1700 New York, New York 10017

•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline)
•attending the virtual meeting AND voting
Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the virtual meeting and voting.

74	Teladoc Health	2026 Proxy Statement

Information about the annual meeting and voting

How many shares must be present to hold the virtual meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
How can I vote my shares and ask questions during the virtual meeting?
We will be hosting the Annual Meeting live online, and you can attend live at www.virtualshareholdermeeting.com/TDOC2026. The webcast will start at 2:00 p.m. EDT. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.
Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2026 during the meeting. You will need your control number found in the Notice or your proxy card (if you received a printed copy of the proxy materials). Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the virtual meeting.
We intend to answer questions pertinent to Company matters as time allows during the meeting. Each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Stockholder questions related to personal matters, that are not relevant to the Company or the business of the Annual Meeting, that contain derogatory references to individuals, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to us unless required by law, you expressly request disclosure on your proxy, or there is a proxy contest.
Who will count the votes?
Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.

2026 Proxy Statement	Teladoc Health	75

Information about the annual meeting and voting

What vote is required to approve each proposal and how are the votes counted?

Proposals		Vote requirement	Effect of abstentions and broker non-votes
1	Election of Directors
•The affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
•This means that the number of votes cast “FOR” a director-nominee exceeds the votes cast “AGAINST” that director-nominee
No effect
2	Advisory Vote Approving the Compensation of our Named Executive Officers
•The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
•This vote is merely advisory and is not binding on the Company, the Board or its Compensation Committee
•Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation program
No effect
3	Ratification of the Appointment of the Independent Registered Public Accounting Firm
•The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
No effect

76	Teladoc Health	2026 Proxy Statement

Information about the annual meeting and voting

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:

Teladoc Health Board of Directors Attention: Corporate Secretary 155 East 44th Street, Suite 1700 New York, New York 10017	(203) 635-2002

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
Who can help answer my questions regarding the Annual Meeting or the proposals?
You may contact Teladoc Health to assist you with your questions, at:

Teladoc Health Board of Directors Attention: Corporate Secretary 155 East 44th Street, Suite 1700 New York, New York 10017	(203) 635-2002

2026 Proxy Statement	Teladoc Health	77

Additional information
Other matters
Our Board is not aware of any other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
Interests of certain persons in matters to be acted on
No director or executive officer who has served in such capacity since January 1, 2025, or any associate of any such director or officer, to the knowledge of the executive officers, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this proxy statement.
Proxy solicitation
We will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.
We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is approximately $25,000, plus out-of-pocket expenses. MacKenzie may be contacted at (800) 322-2885 or via email at proxy@mackenziepartners.com.
Procedures for submitting stockholder proposals
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received no later than December 8, 2026. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Additionally, our Bylaws provide that a stockholder, or a group of up to 25 stockholders, owning 3% or more of the shares of our capital stock continuously for at least three years, generally may nominate and include in our proxy materials for an annual meeting director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of our capital stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in our Bylaws. For eligible stockholders to include in our proxy materials nominees for next year’s annual meeting, proxy access nomination notices must be received by our corporate secretary no earlier than November 8, 2026, and no later than December 8, 2026. The notice must contain the information required by our Bylaws.
Stockholders desiring to nominate a director, other than pursuant to the proxy access provision of our Bylaws described above, or bring any other business before the stockholders at the 2027 annual meeting, must notify our corporate secretary of this proposal in writing no earlier than January 21, 2027, and no later than February 20, 2027. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the 2027 annual meeting. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

78	Teladoc Health	2026 Proxy Statement

Additional information

Forward-looking statements
This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, commitments, goals, and our executive compensation program. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; (viii) the success of our initiatives to improve our efficiency and competitiveness; and (ix) imposed and threatened tariffs by the United States and its trading partners, and any resulting disruptions or inefficiencies in our supply chain. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC. Any forward-looking statement made by us in this proxy statement is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 21, 2026
The Teladoc Health Proxy Statement and Annual Report are available at www.proxyvote.com
By Order of the Board of Directors, Adam C. Vandervoort Chief Legal Officer and Secretary New York, New York April 7, 2026

2026 Proxy Statement	Teladoc Health	79

Annex A: Reconciliation of non-GAAP measures

(in thousands)	Year ended December 31, 2025 ($)
Net Loss	$(200,322)
Add:
Provision for income taxes	(35,208)
Other expense (income), net	(10,369)
Interest expense	19,714
Interest income	(36,770)
Depreciation of property and equipment	13,314
Amortization of intangible assets	350,764
Restructuring costs	18,785
Acquisition, integration, and transformation costs	9,010
Goodwill impairments	71,763
Stock-based compensation	80,414
Foreign currency exchange	(1,900)
Bonus adjustment	6,437
Adjusted EBITDA, as defined for compensation purposes	$285,632

80	Teladoc Health	2026 Proxy Statement

Corporate information

DIRECTORS

Kenneth H. Paulus (Chairman)
Former President & Chief Executive Officer,
Prime Therapeutics

Catherine A. Jacobson
Former Chief Executive Officer,
Froedtert ThedaCare Health

Mark D. Smith, MD, MBA
Clinical Professor of Medicine,
University of California at San Francisco
and a board-certified internist

Michael S. Smith
Executive Chair, Talcott Financial Group

EXECUTIVE OFFICERS

Kelly Bliss
President, U.S. Group Health

Fernando Madeira
President of BetterHelp

Carlos Nueno
President, International

Adam Vandervoort
Chief Legal Officer and Secretary

STOCK LISTING

Teladoc Health common stock is
traded on the New York Stock Exchange.
The Teladoc Health ticker symbol is **TDOC**.

CORPORATE HEADQUARTERS

TRANSFER AGENT

Equiniti Trust Company, LLC
48 Wall Street, Floor 23
New York, NY 10005
www.equiniti.com
800-937-5449

INVESTOR RELATIONS

Teladoc Health, Inc.
Investor Relations
155 East 44th Street,
Suite 1700
New York, NY 10017
203-635-2002

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young, LLP
1 Manhattan West
401 9th Avenue
New York, NY 10001

CORPORATE WEBSITE

TeladocHealth.com

Learn more: TeladocHealth.com | 203-635-2002 | NYSE: TDOC

Teladoc Health is the global leader in virtual care. The company is delivering and orchestrating care across patients, care providers, platforms and partners—transforming virtual care into a catalyst for how better health happens. Through its relationships with health plans, employers and health systems, Teladoc Health fuels clinical excellence and applies the power of technology to help people live their healthiest lives.

© Teladoc Health, Inc. All rights reserved.

Teladoc HEALTH

TELADOC HEALTH, INC.
ATTN: ADAM VANDERVOORT
155 EAST 44TH STREET, SUITE 1700
NEW YORK, NY 10017

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/TDOC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87343-P44754

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELADOC HEALTH, INC.

The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

1. Elect nine directors, each for a term of one year.

Nominees:	For	Against	Abstain
1a. Charles Divita, III	☐	☐	☐
1b. Sandra L. Fenwick	☐	☐	☐
1c. Catherine A. Jacobson	☐	☐	☐
1d. Kenneth H. Paulus	☐	☐	☐
1e. Susan R. Salka	☐	☐	☐
1f. David L. Shedlarz	☐	☐	☐
1g. Mark Douglas Smith, M.D., MBA	☐	☐	☐
1h. Michael S. Smith	☐	☐	☐
1i. David B. Snow, Jr.	☐	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of Teladoc Health's named executive officers.	☐	☐	☐
3. Ratify the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

4. Transact any other business that may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V87344-P44754

TELADOC HEALTH, INC.
Annual Meeting of Stockholders
May 21, 2026 2:00 PM, EDT
This proxy is solicited by the Board of Directors of Teladoc Health, Inc.

The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Charles Divita, III, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 21, 2026, via the Internet at *www.virtualshareholdermeeting.com/TDOC2026*, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2026 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2026 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Continued and to be signed on reverse side